   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996



                                    REGISTRATION NOS. 333-14245 AND 333-14245-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        UAL CORPORATION CAPITAL TRUST I
             (Exact name of Registrant as specified in its charter)


                     DELAWARE                                          APPLIED FOR
          (State or other jurisdiction of                 (I.R.S. Employer Identification No.)
          incorporation or organization)
                                       1200 EAST ALGONQUIN ROAD
                                  ELK GROVE TOWNSHIP, ILLINOIS 60007
                                            (847) 700-4000
                    (Address and telephone number of principal executive offices)
                                           UAL CORPORATION
                        (Exact name of Registrant as specified in its charter)
                     DELAWARE                                          36-2675207
          (State or other jurisdiction of                (I.R.S. Employer Identification Number)
          incorporation or organization)


                            1200 EAST ALGONQUIN ROAD
                       ELK GROVE TOWNSHIP, ILLINOIS 60007
                                 (847) 700-4000
         (Address and telephone number of principal executive offices)

                               FRANCESCA M. MAHER
                 VICE PRESIDENT -- LAW AND CORPORATE SECRETARY
                                UAL CORPORATION
                            1200 EAST ALGONQUIN ROAD
                       ELK GROVE TOWNSHIP, ILLINOIS 60007
                                 (847) 700-4000
           (Name, address and telephone number of agent for service)
                             ---------------------

                                   Copies to:


                 ROBERT E. CURLEY                                   VINCENT J. PISANO
               MAYER, BROWN & PLATT                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
             190 SOUTH LASALLE STREET                               919 THIRD AVENUE
              CHICAGO, ILLINOIS 60603                           NEW YORK, NEW YORK 10022
                  (312) 782-0600                                     (212) 735-3000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Exchange Offer (the "Offer") described in the enclosed Prospectus have been satisfied or waived.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF                    AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED(1)           REGISTERED(1)        PER UNIT(2)            PRICE(2)               FEE
-----------------------------------------------------------------------------------------------------------------------
Preferred Securities of UAL Corporation     6,266,781
  Capital Trust I......................     securities
---------------------------------------------------------
Junior Subordinated Debentures of UAL
  Corporation..........................    $156,669,525        $33.38(3)        $209,153,815.88(3)    $63,379.94(3)(4)
---------------------------------------------------------
Guarantees of the Preferred Securities
  by UAL Corporation...................    $156,669,525
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


(1) Estimated maximum amount of each class of securities issuable by UAL Corporation and UAL Corporation Capital Trust I (the "Trust"). Also registered hereby, in addition to the rights of holders of the Preferred Securities under the Guarantee and under the Junior Subordinated Debentures, are the obligations of UAL Corporation in the Indenture relating to the Junior Subordinated Debentures and in the Amended and Restated Declaration of Trust, including UAL Corporation's obligation to pay costs, expenses and certain liabilities of the Trust.

(2) Each holder of a Depositary Share representing 1/1,000 of a share of 12 1/4% Series B Preferred Stock upon exchange will receive one Preferred Security issued by the Trust, which will hold Junior Subordinated Debentures for their benefit.

(3) Calculated in accordance with Rule 457(f) under the Securities Act of 1933 on the basis of the average of the high and low prices reported for the Depositary Shares on October 10, 1996. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the Guarantees or the Junior Subordinated Debentures.

(4) Previously paid.         ---------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                        UAL CORPORATION CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

         13 1/4% TRUST ORIGINATED PREFERRED SECURITIES(SM)("TOPRS(SM)")


               (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND


         GUARANTEED TO THE EXTENT SET FORTH HEREIN BY UAL CORPORATION)

                 FOR ANY AND ALL OUTSTANDING DEPOSITARY SHARES,
                    EACH REPRESENTING 1/1,000 OF A SHARE OF
                        12 1/4% SERIES B PREFERRED STOCK

                                       OF



                                UAL CORPORATION

                        THE OFFER AND WITHDRAWAL RIGHTS

                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,


          ON FRIDAY, DECEMBER 20, 1996, UNLESS THE OFFER IS EXTENDED.

                             ---------------------

     UAL Corporation Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitutes the "Offer"), to exchange its 13 1/4% Trust Originated Preferred Securities(SM) ("TOPrS(SM)"), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for any and all Depositary Shares ("Depositary Shares"), each representing 1/1,000 of a share of 12 1/4% Series B Preferred Stock (the "Series B Preferred") of UAL Corporation, a Delaware corporation ("UAL"), not owned by UAL. Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 6,266,781 Depositary Shares not owned by UAL. An aggregate of 16,416,000 Depositary Shares were issued to investors in a public offering on July 12, 1994, of which UAL has repurchased 10,149,219 Depositary Shares. Concurrent with the issuance of Preferred Securities in exchange for Depositary Shares validly tendered in the Offer, UAL will deposit in the Trust as trust assets its 13 1/4% Junior Subordinated Debentures due 2026 (the "Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the proceeds received upon issuance of the Common Securities to be issued by the Trust.



                                                          (cover page continues)

                             ---------------------

SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER" STARTING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED
    SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE
       PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE
         JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES
         MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX
             CONSEQUENCES.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     Merrill Lynch & Co. and Smith Barney Inc. have been retained as Dealer Managers to solicit exchanges of Depositary Shares for Preferred Securities. See "The Offer -- Dealer Managers; Soliciting Dealers." The Bank of New York has been retained as Exchange Agent in connection with the Offer. Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offer.
                             ---------------------
                     The Dealer Managers for the Offer are:


MERRILL LYNCH & CO.                                            SMITH BARNEY INC.

                             ---------------------


               The date of this Prospectus is November 20, 1996.

                             ---------------------


(SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     NONE OF THE BOARD OF DIRECTORS OF UAL, UAL, THE TRUSTEES OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.



     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS (AS DEFINED HEREIN) OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER -- PROCEDURES FOR TENDERING."



     For a description of the other terms of the Offer, see "The Offer -- Terms of the Offer," "-- Expiration Date; Extensions; Amendments; Termination,"
"-- Withdrawal of Tenders" and "-- Acceptance of Shares." The Preferred Securities have been approved for listing on the New York Stock Exchange (the "NYSE") subject to official notice of issuance. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived. See "The
Offer -- Expiration Date; Extensions; Amendments; Termination" and
"-- Conditions to the Offer."


     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above or in "The Offer -- Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date (as defined herein) of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer or (vi) not accept for exchange Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Expiration Date; Extensions; Amendments; Termination."

     UAL will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to UAL in consideration for the deposit by UAL of Junior Subordinated Debentures, having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, in the Trust as trust assets and (ii) its Common Securities to UAL in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees upon the occurrence of certain events described herein. See "Prospectus Summary -- Description of Preferred Securities and Junior Subordinated Debentures."



     Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an annual rate of 13 1/4% of the liquidation amount of $25 per Preferred Security, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996 ("distributions"), subject to any Extension Periods (as defined herein). Cash distributions in arrears will bear interest thereon at the rate per annum of 13 1/4%, compounded quarterly to the extent permitted by applicable law. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 12 1/4% per annum of the liquidation amount thereof from November 1, 1996 through the Expiration Date ("Pre-Issuance Accrued Distribution") in lieu of dividends accumulating and unpaid after November 1, 1996 on their Depositary Shares accepted for exchange, such additional distribution to be made on December 31, 1996 to holders of the Preferred Securities on the record date for such distribution. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of UAL's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but on the next distribution payment date following such Extension Period UAL shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures, compounded quarterly to the extent permitted by applicable law ("Compounded Interest"), and corresponding distributions will be paid by the Trust on the Trust Securities. All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. During any such Extension Period, UAL may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities not senior to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payments with respect thereto. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of UAL under the Indenture or any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. See "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."



     The obligations of UAL under the Junior Subordinated Debentures are unsecured obligations of UAL and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of UAL, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now existing or hereafter issued by UAL and to any guarantee now or hereafter entered into by UAL in respect of its capital stock. Because UAL is a holding company that conducts business through its subsidiaries, the Junior Subordinated Debentures are effectively subordinated to all existing and future obligations of UAL's subsidiaries, including United. As of September 30, 1996, UAL had Senior Indebtedness (on a consolidated basis) of approximately $13.1 billion and no indebtedness outstanding that would rank pari passu with the Junior Subordinated Debentures. UAL's obligations under the Preferred Securities Guarantee (as defined herein) are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of UAL, and (ii) senior to all capital stock now or hereafter issued by UAL and to any guarantee now or hereafter entered into by UAL in respect of its capital stock.


     The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by UAL on a subordinated basis as and to the extent not paid by the Trust if, and to the extent that, UAL has made a payment to the Institutional Trustee (as defined herein) of interest or principal on the Junior Subordinated Debentures (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The Preferred Securities Guarantee, when taken together with UAL's obligation under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.


     For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Trust and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Preferred Securities, see "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "-- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures."


     The Depositary Shares are listed and principally traded on the NYSE under the symbol "UAL Pr B." On October 15, 1996, the last full day of trading prior to the filing of the Registration Statement relating to the Offer, the closing sales price of the Depositary Shares on the NYSE as reported on the Composite Tape was $33.75 per share. The closing sales price of the Depositary Shares on
the NYSE on November 20, 1996 was $          per share. HOLDERS ARE URGED TO
OBTAIN CURRENT MARKET QUOTATIONS FOR THE DEPOSITARY SHARES. To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. To the extent that the aggregate market value of the Depositary Shares tendered and accepted in the Offer results in the number of holders of outstanding Depositary Shares being less than 100,000, UAL would be required to delist the Depositary Shares from the NYSE pursuant to NYSE rules and regulations and the trading market for untendered Depositary Shares could be adversely affected. See "Listing and Trading of Preferred Securities and Depositary Shares."


     UAL will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Depositary Shares a solicitation fee of $0.50 per Depositary Share ($0.25 per Depositary Share with respect to the solicitation of beneficial holders of 10,000 or more shares) validly tendered and accepted for exchange pursuant to the Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting Dealer. See "The
Offer -- Dealer Managers; Soliciting Dealers."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UAL, THE TRUST, THE TRUSTEES OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UAL OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, UAL AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE

OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF DEPOSITARY SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     UAL is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). As used herein, "UAL" refers to UAL Corporation and its subsidiaries unless the context otherwise requires. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and from the Commission's worldwide web site at http://www.sec.gov. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.


     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by UAL and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission and from the Commission's worldwide web site. Statements contained herein concerning the provisions of any document provide a description of the material terms of the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to UAL, the Trust and the securities offered hereby.



     No separate financial statements of the Trust have been included or incorporated by reference herein. UAL and the Trust do not consider that such financial statements would be material to holders of Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of UAL and its issuance of Trust Securities. The Trust anticipates that it will not be required to file with the Commission and it does not intend to distribute to holders of Preferred Securities periodic reports regarding the Trust. See "UAL Corporation Capital Trust I," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures." The Trust is a statutory business trust formed under the laws of the State of Delaware. UAL, as of the date hereof, beneficially owns all of the beneficial interests in the Trust.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     UAL's Annual Report on Form 10-K for the year ended December 31, 1995 ("UAL's 1995 10-K Report"), UAL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 (as amended) and September 30, 1996 ("UAL's 10-Q Reports") and UAL's Current Reports on Form 8-K dated January 23, 1996, January 29, 1996, March 19, 1996, July 23, 1996, and September 16, 1996
have been filed with the Commission and are incorporated herein by reference.

     All documents filed by UAL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.


     UAL undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written or telephonic requests for such documents should be directed to UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attention:
Francesca M. Maher, Corporate Secretary (telephone number 847-700-4000). In order to assure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Available Information..................................................................   5
Incorporation of Certain Documents by Reference........................................   5
Prospectus Summary.....................................................................   8
Certain Potential Benefits and Risks to Investors......................................   9
The Offer..............................................................................  12
Risk Factors and Special Considerations Relating to the Offer..........................  19
Comparison of Preferred Securities and Depositary Shares...............................  23
Capitalization.........................................................................  27
Selected Consolidated Financial and Operating Information..............................  28
UAL Corporation........................................................................  30
Recent Developments....................................................................  30
UAL Corporation Capital Trust I........................................................  31
The Offer..............................................................................  34
Listing and Trading of Preferred Securities and Depositary Shares......................  41
Transactions and Arrangements Concerning the Offer.....................................  42
Fees and Expenses; Transfer Taxes......................................................  42
Price Range of Depositary Shares.......................................................  42
Description of the Preferred Securities................................................  43
Description of the Preferred Securities Guarantee......................................  55
Description of the Junior Subordinated Debentures......................................  56
Description of the Series B Preferred and Depositary Shares............................  66
Relationship Between the Preferred Securities, the Junior Subordinated Debentures and
  the Preferred Securities Guarantee...................................................  71
Taxation...............................................................................  72
Legal Matters..........................................................................  77
Experts................................................................................  77
ERISA Considerations...................................................................  77

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.


                                UAL CORPORATION



     UAL, a Delaware corporation ("UAL"), is a holding company and its primary subsidiary is United Air Lines, Inc., a Delaware corporation ("United"), which is wholly-owned. United is one of the world's largest airlines as measured by revenue passenger miles and primarily serves the North American, Pacific, Latin American and European markets. At the end of 1995, United served 144 airports in the United States and 30 foreign countries. During 1995, United averaged 2,172 departures daily, flew a total of 112 billion revenue passenger miles and carried an average of 215,521 passengers per day. At the end of 1995, United's fleet of aircraft totaled 558. United's major hub operations are located at Chicago, Denver, Los Angeles, San Francisco, Washington, D.C. and Tokyo.



                        UAL CORPORATION CAPITAL TRUST I



     UAL Corporation Capital Trust I is a statutory business trust that was created under the Delaware Business Trust Act (the "Business Trust Act") on October 15, 1996. The Trust's original declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "The Offer -- Terms of the Offer" and "-- Acceptance of Shares" for information regarding the Trust's acceptance of Depositary Shares in the Offer. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all the issued and outstanding Preferred Securities. UAL has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that
(i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over the holders of the Common Securities with respect to payments of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees.


     The number of trustees (the "Trustees") of the Trust shall initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of UAL. The fourth trustee is The First National Bank of Chicago (the "Institutional Trustee"), which will act as the indenture trustee under the Declaration for purposes of the Trust Indenture Act and will serve as the Indenture Trustee (as defined herein) under the Indenture (as defined herein) for the Junior Subordinated Debentures and the Guarantee Trustee (as defined herein) under the Preferred Securities Guarantee. The fifth trustee is First Chicago Delaware Inc. (the "Delaware Trustee"), which has its principal place of business in the State of Delaware. Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Junior Subordinated Debentures will be issued. The Institutional Trustee, acting on behalf of the Trust, will promptly make distributions to the holders of the Trust Securities out of funds in the Trust. The Preferred Securities Guarantee, which will be separately qualified under the Trust Indenture Act, will be held by The First National Bank of Chicago, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee, for the benefit of the holders of the Preferred Securities. As used in this Prospectus, the term "Institutional Trustee" refers to The First National Bank of Chicago acting either in its capacity as the trustee under the Declaration or in its capacity as indenture trustee under, and the holder of, the Preferred Securities Guarantee, as the context may require.

     The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to UAL in consideration for the deposit by UAL of Junior Subordinated Debentures, having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, in the Trust as trust assets, and (ii) its Common Securities to UAL in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "UAL Corporation Capital Trust I" and "Description of the Preferred Securities." The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, UAL has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors and Special Considerations Relating to the Offer," "UAL Corporation Capital Trust I" and "Description of the Preferred Securities."


               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS


     Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS


     - The cash distribution rate on the Preferred Securities will be 100 basis points greater than the dividend rate on the Depositary Shares. See "Comparison of Preferred Securities and Depositary Shares."


     - Although the obligations of UAL under the Junior Subordinated Debentures and the Preferred Securities Guarantee are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness of UAL, they will be senior to all capital stock of UAL now or hereafter issued by UAL (including the Series B Preferred underlying the Depositary Shares).

     - While no dividends are required to be paid with respect to the Depositary Shares, interest payments on the Junior Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Moreover, UAL may defer interest payments on the Junior Subordinated Debentures only if it does not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock (except under certain circumstances). See "Description of the Preferred Securities." However, to date, UAL has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date, and dividends on the Series B Preferred accrue whether or not such dividends are declared. See "Description of the Series B Preferred and Depositary Shares -- Series B Preferred -- Dividends."

     - The Offer will allow UAL to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Depositary Shares which are not deductible by UAL, UAL will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. Such tax efficiencies may give rise to incremental cash flow to UAL. See "The Offer -- Purpose of the Offer."

     - So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Preferred Securities (and the Common Securities) because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets will be equal to the sum of (x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (y) the amount of proceeds received by the Trust from the issuance of the Common Securities to UAL, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities, (iii) the Declaration provides that UAL shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "UAL Corporation Capital Trust I," "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee."

     - The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Junior Subordinated Debentures. See "UAL Corporation Capital Trust I."


     - The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights to enforce UAL's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of the Preferred Securities will have certain rights to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. Under certain circumstances, holders of Preferred Securities may institute a legal proceeding against UAL to enforce its payment obligations pursuant to the Junior Subordinated Debentures and to enforce the Preferred Securities Guarantee. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee."


POTENTIAL RISKS TO EXCHANGING HOLDERS

     - Participation in the Offer will be a taxable event for holders of Depositary Shares. See "Risk Factors and Special Considerations Relating to the Offer -- Exchange of Depositary Shares for Preferred Securities is a Taxable Event."

     - The obligations of UAL under the Junior Subordinated Debentures, the Preferred Securities Guarantee and the Depositary Shares are subordinate in right of payment to all Senior Indebtedness of UAL, except obligations or securities made pari passu or subordinate by their terms. See "Risk Factors and Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures" and "-- Trust Distributions Dependent on UAL's Payments on Junior Subordinated Debentures."

     - If UAL were to default in its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise. In addition, the interest payment period on the Junior Subordinated Debentures may be extended from time to time under certain circumstances by UAL, in its sole discretion, for up to 20 consecutive quarterly interest periods. See "Risk Factors and Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures," "-- Trust Distributions Dependent on UAL's Payments on Junior Subordinated Debentures," "-- UAL May Defer Interest Payments on Junior Subordinated Debentures," "-- Tax Consequences of Extension of Interest Payment Periods," and "-- Potential Market Volatility During Extension Period."

     - Should UAL not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of UAL's election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors and Special Considerations Relating to the Offer -- Trust Distributions Dependent on UAL's Payments on Junior Subordinated Debentures."

     - If UAL elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue interest income (as original issue discount) in respect of such Junior Subordinated Debentures which would be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offer -- Tax Consequences of Extension of Interest Payment Periods."


     - Holders of Preferred Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Risk Factors and Special Considerations Relating to the Offer -- Limited Voting Rights" and "Description of the Preferred Securities -- Voting Rights." Holders of Depositary Shares also have limited voting rights. However, with certain exceptions, in the event that dividends on any series of preferred stock, including the Series B Preferred, are in arrears and unpaid for six quarterly dividend periods, whether or not consecutive, the Board of Directors of UAL is required to be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded board of directors. See "Description of the Series B Preferred and Depositary Shares -- Series B Preferred -- Voting Rights."



     - Under the General Corporation Law of the State of Delaware (the "GCL"), the directors and officers of UAL, in exercising the powers and responsibilities of managing UAL, owe UAL and the holders of Depositary Shares a duty of care, a duty of loyalty and a duty of candor. The directors and officers of UAL are not, however, liable for errors in judgment or other acts or omissions made in good faith unless their actions are found to be grossly negligent. Similarly, under Delaware law, the trustees of a business trust (such as the Trust) are fiduciaries who are obligated to act with fidelity and good faith to the trust and the beneficial owners of the trust. The Business Trust Act does not delineate the fiduciary duties of trustees of a Delaware business trust but provides that, to the extent a trustee has fiduciary or other duties to a business trust or to a beneficial owner, the trustee shall not be liable for his good faith reliance on provisions of the business trust's governing instrument, even though the act or omission may be contrary to a duty or liability that has otherwise been imposed on the trustee at law or in equity. Thus, the Trustees' duties and liabilities may be expanded or restricted by the Declaration, although not completely eliminated. Under the Declaration, the Regular Trustees have duties that are substantially similar to directors of UAL. In contrast, under the Declaration, the Institutional Trustee's duties are different from those of directors of UAL. Under the Declaration, subject to certain exceptions, the Institutional Trustee is liable for its own negligent action, its own negligent failure to act and its own willful misconduct. The Institutional Trustee is also subject to duties imposed by the Trust Indenture Act. The Delaware Trustee has very limited duties and obligations under the Declaration. Finally, subject to the Declaration and the Trust Indenture Act, the Trustees may engage or possess an interest in other business ventures.



       Under the GCL, so long as UAL is solvent, directors of UAL owe duties only to the holders of Depositary Shares and other shareholders of UAL. Thus, as long as UAL is solvent, directors of UAL will not owe fiduciary duties either to the Trust or the holders of Preferred Securities. Under the GCL, if UAL is clearly insolvent, the directors of UAL will owe duties to holders of Depositary Shares and the other shareholders of UAL as well as creditors of UAL. Thus, if UAL becomes clearly insolvent, the directors of UAL will owe duties to the Trust as the sole holder of the Junior Subordinated Debentures.


     - The Depositary Shares are redeemable at the option of UAL on or after July 12, 2004, in whole or in part. The Preferred Securities are redeemable at the option of UAL on or after July 12, 2004, in whole or in part.

     - While the Depositary Shares are not redeemable prior to July 12, 2004, the Junior Subordinated Debentures (and thus the Preferred Securities) in certain circumstances will be redeemable prior to that date upon the occurrence of a Tax Event (as defined herein). See "Risk Factors and Special Considerations Relating to the Offer -- Special Event Redemption or Distribution."

     - While dividends with respect to Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.


     - While the Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, the Preferred Securities are a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of Depositary Shares exchanged in the Offer. See "Risk Factors and Special Considerations Relating to the Offer -- Lack of Established Trading Market for Preferred Securities" and "-- Reduced Trading Market for Depositary Shares."



     - Under certain circumstances, the Trust would be dissolved and the Junior Subordinated Debentures could be distributed to holders of Trust Securities. In such event, the holders would become holders of Junior Subordinated Debentures. While UAL will use its best efforts in such a situation to have the Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for such Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer -- Special Event Redemption or Distribution."


POTENTIAL RISKS TO NON-EXCHANGING HOLDERS

     - The liquidity and trading market for untendered Depositary Shares could be adversely affected to the extent Depositary Shares are tendered and accepted in the Offer. See "Risk Factors and Special Considerations Relating to the Offer -- Reduced Trading Market for Depositary Shares."

     - The Junior Subordinated Debentures and the Preferred Securities Guarantee will rank senior in right of payment to the untendered Depositary Shares. See "Risk Factors and Special Considerations Relating to the
       Offer -- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Junior Subordinated Debentures."


                                   THE OFFER


PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Depositary Shares with the Preferred Securities to achieve certain tax efficiencies while preserving UAL's flexibility with respect to future financings. This refinancing will permit UAL to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Depositary Shares are not deductible. See "The Offer -- Purpose of the Offer."

TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for any and all of the Depositary Shares of UAL not owned by UAL. Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. See "The Offer -- Terms of the Offer."

EXPIRATION DATE; WITHDRAWALS


     Upon the terms and conditions of the Offer, the Trust will accept for exchange any and all Depositary Shares validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on Friday, December 20, 1996, or, if the Offer is extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place of payment under the Indenture. See "The Offer -- Expiration Date; Extensions; Amendments; Termination," "-- Withdrawal of Tenders" and "-- Acceptance of Shares." Tenders must be made to the Exchange Agent in order to be valid.


CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENTS; TERMINATION

     Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Depositary Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The
Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares, upon the failure of any condition specified above or under "The Offer -- Conditions to the Offer,"
(ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

     Each Holder of Depositary Shares wishing to participate in the Offer must
(i) properly complete and sign the Letter of Transmittal (or where appropriate an Agent's Message (as defined herein)) or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The Bank of New York, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Offer -- Procedures for Tendering."

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR

TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

     LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT -- NOT TO UAL, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to accept the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery."

ACCEPTANCE OF SHARES

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all Depositary Shares validly tendered and not withdrawn prior to the Expiration Date.

     The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     If the Trust decides, in its sole discretion, to decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination," then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

DELIVERY OF PREFERRED SECURITIES

     Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

     The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust and will have terms equivalent to the Common Securities; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove and replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or beneficial interests in the assets of the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investments other than in the Junior Subordinated Debentures. The Declaration defines an event of default with respect to the Trust Securities (an "Event of Default") as the occurrence and continuance of an "event of default" under the Indenture with respect to the Junior Subordinated Debentures (an "Indenture Event of Default").


     Periodic cash distributions on each Preferred Security will be fixed at a rate per annum of 13 1/4% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears will bear interest thereon at the rate per annum of 13 1/4%, compounded quarterly to the extent permitted by applicable law. Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described herein, will be made quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996, but only if and to the extent that interest payments are made in respect of the Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 12 1/4% per annum of the liquidation amount thereof from November 1, 1996 through the Expiration Date in lieu of dividends accumulating and unpaid after November 1, 1996 on their Depositary Shares accepted for exchange, such additional distribution to be made on December 31, 1996 to holders of the Preferred Securities on the record date for such distribution.



     The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of UAL's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of 13 1/4% per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. During an Extension Period, UAL may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payments with respect thereto. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, UAL may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods and provided further that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, UAL may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer,"

"-- Trust Distributions Dependent on UAL's Payments on Junior Subordinated Debentures" and "-- UAL May Defer Interest Payments on Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     UAL shall give the Institutional Trustee notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of UAL's selection of such Extension Period to the holders of the Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     There will be deposited in the Trust as trust assets (i) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (ii) Junior Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to UAL. Under the Declaration, if and to the extent UAL does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Institutional Trustee is obligated to make distributions promptly on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, in each case out of moneys held by the Trust, are guaranteed by UAL on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The Preferred Securities Guarantee, when taken together with UAL's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.

     The Preferred Securities and Common Securities are redeemable on a Pro Rata Basis (as defined below) from time to time, in whole or in part, to the same extent as the Junior Subordinated Debentures are redeemed by UAL, at any time on or after July 12, 2004, upon not less than 10 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of redemption (the "Redemption Price"), including distributions accrued as a result of UAL's election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. The Preferred Securities will be redeemed upon the maturity or earlier redemption of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Mandatory Redemption." As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all Preferred Securities outstanding, and, only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

     In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as hereinafter defined) arising from a change in law or a change in legal interpretation or other specified circumstances, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to certain other limited exceptions, be dissolved, with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities on a Pro Rata Basis, in lieu of any cash distribution. In the case of a Tax Event, UAL will have the right in certain circumstances to redeem the Junior Subordinated Debentures at any time, in which event the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior

Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, UAL will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


     The Junior Subordinated Debentures will be issued pursuant to an indenture, to be dated as of December 20, 1996 (the "Indenture"), between UAL and The First National Bank of Chicago as trustee (the "Indenture Trustee"). See "Description of the Junior Subordinated Debentures." The Junior Subordinated Debentures will mature on December 31, 2026 and will bear interest at an annual rate of 13 1/4% from the Accrual Date. Interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996; provided that, as described above, so long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. UAL has no current intention of exercising its right to extend an interest payment period. However, should UAL determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Risk Factors and Special Considerations Relating to the Offer" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."


     The Junior Subordinated Debentures will also accrue interest at the rate of 12 1/4% per annum of the principal amount thereof from November 1, 1996 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures to holders of the Junior Subordinated Debentures on the record date for such distribution. No extension of interest will be permitted with respect to interest accruing from November 1, 1996 through the Expiration Date.

     UAL shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after July 12, 2004, upon not less than 10 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued as a result of UAL's election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. In addition, upon the occurrence of a Tax Event, UAL will also have the right if certain conditions are met to redeem the Junior Subordinated Debentures at any time. If UAL redeems the Junior Subordinated Debentures, then the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Depositary Shares on the Expiration Date will equal the fair market value of the Preferred Securities on that date. See
"Taxation -- Exchange of Depositary Shares for Preferred Securities."

     The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Preferred Securities (each a "Securityholder") will be required to include their pro rata share of original issue discount in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures."

     While dividends on the Series B Preferred are eligible for the dividends received deduction for corporate holders, dividends on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of his Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

ACCOUNTING FOR EXCHANGE

     The refinancing of the Series B Preferred with the Preferred Securities will decrease UAL's stockholders' equity and may increase or decrease earnings applicable to common stockholders during the period of the Offer depending upon the difference between the fair market value of the Series B Preferred represented by the Depositary Shares and the liquidation price of the Series B Preferred at the time of the exchange. The financial statements of the Trust will be included in the consolidated financial statements of UAL. The Preferred Securities will be disclosed separately in UAL's consolidated balance sheet between the liabilities and stockholders' equity sections, and supplemented by certain disclosures in UAL's notes to the financial statements.

UNTENDERED SHARES

     Holders of Depositary Shares who do not tender their Depositary Shares in the Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.

     To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Risk Factors and Special Considerations Relating to the Offer -- Reduced Trading Market for Depositary Shares."

EXCHANGE AGENT AND INFORMATION AGENT

     The Bank of New York has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company, Inc. which has been retained by UAL and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer -- Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

DEALER MANAGERS

     Merrill Lynch & Co. and Smith Barney Inc. have been retained as Dealer Managers in connection with the Offer. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see "The
Offer -- Dealer Managers; Soliciting Dealers."

         RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER

     Prospective exchanging holders of Depositary Shares who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES IS A TAXABLE EVENT

     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor. See "Taxation -- Exchange of Depositary Shares for Preferred Securities." All Holders of Depositary Shares are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Depositary Shares and the issuance of Preferred Securities. See "Price Range of Depositary Shares."


CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION


     While dividends with respect to the Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED
  DEBENTURES


     The obligations of UAL under the Junior Subordinated Debentures are unsecured obligations of UAL and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness of UAL, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by UAL and to any guarantee now or hereafter entered into by UAL in respect of its capital stock. UAL's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of UAL and (ii) senior to all capital stock now or hereafter issued by UAL and to any guarantee now or hereafter entered into by UAL in respect of its capital stock. At September 30, 1996, Senior Indebtedness of UAL on a consolidated basis aggregated approximately $13.1 billion and there was no indebtedness outstanding that would rank pari passu with the Junior Subordinated Debentures. The terms of the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee do not limit the ability of UAL to incur additional indebtedness or other liabilities, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness or other liabilities. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."



     Because UAL is a holding company that conducts business through its subsidiaries, the Junior Subordinated Debentures are effectively subordinated to all existing and future obligations of UAL's subsidiaries, including United. Any right of UAL to participate in any distribution of the assets of any of UAL's subsidiaries, including United, upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the Junior Subordinated Debentures to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders of such subsidiary, except to the extent that claims of UAL itself as a creditor of such subsidiary may be recognized, in which case the claims of UAL would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by UAL.


TRUST DISTRIBUTIONS DEPENDENT ON UAL'S PAYMENTS ON JUNIOR SUBORDINATED
DEBENTURES

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon UAL making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If UAL were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of UAL's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that UAL has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights against UAL pursuant to the terms of the Indenture and on their right to bring a direct action to enforce the payment provisions thereof. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of UAL's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred.

     The Declaration provides that UAL shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

     For a discussion of the ranking of the Junior Subordinated Debentures, see "-- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Junior Subordinated Debentures."

UAL MAY DEFER INTEREST PAYMENTS ON JUNIOR SUBORDINATED DEBENTURES


     So long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. In such an event, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of 13 1/4% per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. If UAL exercises the right to extend an interest payment period, UAL may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payments with respect thereto, provided, however, that UAL may pay cash in lieu of fractional shares upon the conversion of any of its preferred stock in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of UAL under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms.


     Prior to the termination of any Extension Period, UAL may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, UAL may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIODS

     Because UAL has the right to extend the interest payment period up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures."

PROPOSED TAX LEGISLATION


     On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of UAL to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may, among other things, result in a dissolution of the Trust in which holders of the Preferred Securities may receive cash, which would be a taxable event to such holders. See "-- Special Event Redemption or Distribution," "Description of the Preferred
Securities -- Special Event Redemption or Distribution," and
"Taxation -- Disposition of the Preferred Securities."


POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

     As described above, UAL has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for periods not exceeding 20 consecutive quarterly interest periods. If UAL determines to extend an interest payment period, or if UAL thereafter extends an Extension Period, the market price of the Preferred Securities is likely to be adversely affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES


     The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While the Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to UAL and the Trust that they intend to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived by UAL or the Trust. See "Listing and Trading of Preferred Securities and Depositary Shares."

REDUCED TRADING MARKET FOR DEPOSITARY SHARES

     To the extent Depositary Shares are tendered and accepted in the Offer, the liquidity and trading market for the Depositary Shares to be outstanding following the Offer, and the terms upon which such Depositary Shares could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Listing and Trading of Preferred Securities and Depositary Shares."


     Under the rules of the NYSE, preferred securities such as the Depositary Shares are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. There can be no assurance that the Depositary Shares will continue to meet the NYSE listing standards following the Offer.


SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved, with the result that, after satisfaction of creditors and in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution," Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, UAL shall have the right to redeem at any time the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Depositary Shares exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."


     Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

     Holders of Depositary Shares also have limited voting rights. However, in the event that dividends on any series of preferred stock, including the Series B Preferred, are in arrears and unpaid for six quarterly dividend periods, whether or not consecutive, the Board of Directors is required to be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded Board of Directors with certain exceptions. See "Description of the Series B Preferred and Depositary Shares -- Series B Preferred -- Voting Rights."

     The Indenture contains no provisions which would afford the holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving UAL or a change of control of UAL.


     Under the GCL, the directors and officers of UAL, in exercising the powers and responsibilities of managing UAL, owe UAL and the holders of Depositary Shares a duty of care, a duty of loyalty and a duty of candor. The directors and officers of UAL are not, however, liable for errors in judgment or other acts or omissions made in good faith unless their actions are found to be grossly negligent. Similarly, under Delaware law, the trustees of a business trust (such as the Trust) are fiduciaries who are obligated to act with fidelity and good faith to the trust and the beneficial owners of the trust. The Business Trust Act does not delineate the fiduciary duties of trustees of a Delaware business trust but provides that, to the extent a trustee has fiduciary or other duties to a business trust or to a beneficial owner, the trustee shall not be liable for his good faith reliance on provisions of the business trust's governing instrument, even though the act or omission may be contrary to a duty or liability that has otherwise been imposed on the trustee at law or in equity. Thus, the Trustees' duties and liabilities may be expanded or restricted by the Declaration, although not completely eliminated. Under the Declaration, the Regular Trustees have duties that are substantially similar to directors of UAL. In contrast, under the Declaration, the Institutional Trustee's duties are different from those of directors of UAL. Under the Declaration, subject to certain exceptions, the Institutional Trustee is liable for its own negligent action, its own negligent failure to act and its own willful misconduct. The Institutional Trustee is also subject to duties imposed by the Trust Indenture Act. The Delaware Trustee has very limited duties and obligations under the Declaration. Finally, subject to the Declaration and the Trust Indenture Act, the Trustees may engage or possess an interest in other business ventures.



     Under the GCL, so long as UAL is solvent, directors of UAL owe duties only to the holders of Depositary Shares and other shareholders of UAL. Thus, as long as UAL is solvent, directors of UAL will not owe fiduciary duties either to the Trust or the holders of Preferred Securities. Under the GCL, if UAL is clearly insolvent, the directors of UAL will owe duties to holders of Depositary Shares and the other shareholders of UAL as well as creditors of UAL. Thus, if UAL becomes clearly insolvent, the directors of UAL will owe duties to the Trust as the sole holder of the Junior Subordinated Debentures.


            COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

     The following is a brief summary of certain terms of the Preferred Securities and the Depositary Shares. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities." For a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures." For a description of Depositary Shares, see "Description of the Series B Preferred and Depositary Shares."


                                                                 DEPOSITARY SHARES/SERIES B
                                    PREFERRED SECURITIES                 PREFERRED
                               ------------------------------  ------------------------------
Issuer........................ The Trust. Payment of           UAL.
                               distributions and on
                               liquidation or redemption is
                               guaranteed on a subordinated
                               basis, as and to the extent
                               described herein, by UAL.
Distribution/Dividend Rate.... 13 1/4% per annum distribution  12 1/4% per annum dividend
                               payable quarterly in arrears    payable on the Series B
                               on March 31, June 30,           Preferred on the first
                               September 30 and December 31    business day of February, May,
                               of each year, commencing        August and November of each
                               December 31, 1996, from and     year, out of funds legally
                               including the Accrual Date,     available therefor, when, as
                               but only if and to the extent   and if declared by UAL's Board
                               that, interest payments are     of Directors. Dividends are
                               made in respect of the Junior   cumulative. Dividends accrue
                               Subordinated Debentures held    whether or not UAL has
                               by the Trust.                   earnings, whether or not there
                                                               are funds legally available
                                                               for the payment of such
                                                               dividends and whether or not
                                                               such dividends are declared.
                                                               UAL has made each quarterly
                                                               dividend payment with respect
                                                               to the Depositary Shares on
                                                               the scheduled dividend payment
                                                               date.

                                                                 DEPOSITARY SHARES/SERIES B
                                    PREFERRED SECURITIES                 PREFERRED
                               ------------------------------  ------------------------------
Interest Accrual.............. During any Extension Period on  Accrued but unpaid dividends
                               the Junior Subordinated         do not bear interest.
                               Debentures, distribution
                               payments on the Preferred
                               Securities will not be made
                               but would continue to accrue,
                               and, in the case of
                               distributions in arrears,
                               would bear interest at the
                               rate of 13 1/4% per annum,
                               compounded quarterly to the
                               extent permitted by applicable
                               law.
Maturity/Mandatory and
  Optional Redemption......... The Preferred Securities will   No maturity or mandatory
                               be redeemed upon the maturity   redemption. The Depositary
                               or earlier redemption of the    Shares are redeemable at the
                               Junior Subordinated             option of UAL on and after
                               Debentures, at a redemption     July 12, 2004, in whole or in
                               price equal to $25 per          part, at a redemption price
                               Preferred Security to be        equivalent to $25 per
                               redeemed, plus any accrued and  Depositary Share to be
                               unpaid distributions to the     redeemed, plus accrued and
                               redemption date, including      unpaid dividends thereon, to
                               distributions accrued as a      the date fixed for redemption.
                               result of UAL's election to     Holders of Depositary Shares
                               defer payments of interest on   have no right to require UAL
                               the Junior Subordinated         to redeem the Depositary
                               Debentures. The Junior          Shares at the option of the
                               Subordinated Debentures are     holders.
                               redeemable at the option of
                               UAL, in whole or in part, on
                               or after July 12, 2004, at a
                               redemption price equivalent to
                               $25 per Junior Subordinated
                               Debenture to be redeemed, plus
                               accrued and unpaid interest
                               thereon, to the redemption
                               date. In the event that the
                               Junior Subordinated Debentures
                               are redeemed, upon the
                               repayment of the Junior
                               Subordinated Debentures, upon
                               maturity, upon redemption or
                               otherwise, the proceeds
                               thereof will be promptly
                               applied to redeem the
                               Preferred Securities and the
                               Common Securities. The Junior
                               Subordinated Debentures have a
                               final maturity of December 31,
                               2026. See "Description of the
                               Preferred
                               Securities -- Special Event
                               Redemption or Distribution"
                               and "-- Mandatory Redemption."
                               Holders of Preferred
                               Securities have no right to
                               require UAL to redeem the
                               Preferred Securities at the
                               option of the holders.
Subordination................. Subordinated to claims of       Subordinated to claims of
                               creditors of the Trust, if      creditors of UAL, including
                               any. The Preferred Securities   the Junior Subordinated
                               and the Common Securities will  Debentures, but senior to all
                               have equivalent terms; pro-     other shares of capital stock
                               vided that (i) if an Event of   of UAL.
                               Default under the Declaration
                               occurs and is

                                                                 DEPOSITARY SHARES/SERIES B
                                    PREFERRED SECURITIES                 PREFERRED
                               ------------------------------  ------------------------------
                               continuing, the holders of
                               Preferred Securities will have
                               a priority over holders of the
                               Common Securities with respect
                               to payments in respect of
                               distributions and payments
                               upon liquidation, redemption
                               or otherwise and (ii) holders
                               of Common Securities have the
                               exclusive right (subject to
                               the terms of the Declaration)
                               to appoint, remove or replace
                               Trustees and to increase or
                               decrease the number of
                               Trustees.
                               The Trust is not permitted to
                               incur any indebtedness for
                               borrowed money. The
                               Declaration provides that UAL
                               shall pay for all debts and
                               obligations (other than with
                               respect to the Trust
                               Securities) and all costs and
                               expenses of the Trust,
                               including any income taxes,
                               duties and other governmental
                               charges, and all costs and
                               expenses with respect thereto,
                               to which the Trust
                               may become subject, except for
                               United States withholding
                               taxes.
                               The Junior Subordinated Deben-
                               tures will rank subordinate
                               and junior to all Senior
                               Indebtedness of UAL, except
                               obligations and securities
                               made pari passu or subordinate
                               by their terms, and senior to
                               all capital stock now or here-
                               after issued by UAL and to any
                               guarantee now or hereafter
                               entered into by UAL in respect
                               of any of its capital stock
                               (including the Depositary
                               Shares). UAL's obligations
                               under the Preferred Securities
                               Guarantee will rank
                               subordinate and junior to all
                               Senior Indebtedness of UAL,
                               except obligations and
                               securities made pari passu or
                               subordinate by their terms,
                               and senior to all capital
                               stock now or hereafter issued
                               by UAL and to any guarantee
                               now or hereafter entered into
                               by UAL in respect of any of
                               its capital stock.
                               As of September 30, 1996, UAL
                               had Senior Indebtedness (on a
                               consolidated basis) of
                               approximately $13.1 billion
                               and no indebtedness
                               outstanding that would rank
                               pari passu with the Junior
                               Subordinated Debentures.

                                                                 DEPOSITARY SHARES/SERIES B
                                    PREFERRED SECURITIES                 PREFERRED
                               ------------------------------  ------------------------------
Listing....................... The Preferred Securities have   The Depositary Shares are
                               been approved for listing on    listed on the NYSE under the
                               the NYSE under the symbol "UAL  symbol "UAL Pr B."
                               Pr T," subject to official
                               notice of issuance. In order
                               to satisfy the NYSE listing
                               requirements, acceptance of
                               Depositary Shares validly
                               tendered in the Offer is
                               subject to the Minimum
                               Distribution Condition, which
                               condition may not be waived.
Dividends Received
  Deduction................... Distributions on the Preferred  Dividends are eligible for the
                               Securities are not eligible     dividends received deduction
                               for the dividends received      for corporate holders.
                               deduction for corporate
                               holders.
Voting Rights/Enforcement..... Holders of Preferred            If dividends shall be in
                               Securities have no voting       arrears for six quarterly
                               rights other than as provided   dividend periods, whether or
                               under the Business Trust Act    not consecutive, UAL's Board
                               or the Trust Indenture Act,     of Directors shall be in-
                               except in the limited           creased by two directors and
                               circumstances discussed below.  holders have the right
                               The Institutional Trustee has   (together with other classes
                               the power to exercise all       of preferred stock ranking on
                               rights under the Indenture      a parity with the Series B
                               with respect to the Junior      Preferred either as to
                               Subordinated Debentures and is  dividends or on the
                               also authorized to enforce the  distribution of assets upon
                               Preferred Securities Guarantee  liquidation) to elect two
                               on behalf of holders of the     directors.
                               Preferred Securities. If the
                               Trust's failure to make
                               distributions is a consequence
                               of UAL's exercise of its right
                               to extend the interest payment
                               period for the Junior Sub-
                               ordinated Debentures as
                               described under
                               "Distribution/Dividend Rate,"
                               the Institutional Trustee will
                               have no right to enforce the
                               payment of distributions until
                               an Event of Default under the
                               Declaration shall have
                               occurred. The holders of at
                               least a majority in
                               liquidation amount of the
                               Preferred Securities will have
                               the right to direct the
                               Institutional Trustee with
                               respect to certain matters
                               under the Declaration and the
                               Preferred Securities
                               Guarantee. Under certain
                               circumstances, holders of
                               Preferred Securities may
                               institute a legal proceeding
                               against UAL to enforce the
                               Preferred Securities Guarantee
                               and the payment provisions of
                               the Indenture. See
                               "Description of the Preferred
                               Securities" and "Description
                               of the Preferred Securities
                               Guarantee."

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of UAL at September 30, 1996 and as adjusted to give effect to the Offer (assuming that the minimum of 1,000,000 shares and the maximum of all of the shares of the Depositary Shares not owned by UAL are exchanged).



                                                                                         SEPTEMBER 30, 1996
                                                                                   -------------------------------
                                                                                                  AS ADJUSTED
                                                                                              --------------------
                                                                                              ASSUMING    ASSUMING
                                                                                              MINIMUM     MAXIMUM
                                                                                   ACTUAL     EXCHANGE    EXCHANGE
                                                                                   ------     -------     --------
                                                                                        (DOLLARS IN MILLIONS)
Short-term borrowings, long-term debt maturing within one year and current
  obligations under capital leases................................................ $ 198      $  198       $  198
                                                                                   ------     ------       ------
Long-term debt, excluding portion due within one year:
  Secured notes...................................................................   894         894          894
  Debentures......................................................................   942         942          942
  Convertible debentures..........................................................    25          25           25
  Promissory notes................................................................    38          38           38
  Unamortized discount on debt....................................................    (9)         (9)          (9)
                                                                                   ------     ------       ------
                                                                                   1,890       1,890        1,890
  Long-term obligations under capital leases...................................... 1,354       1,354        1,354
                                                                                   ------     ------       ------
        Total long-term debt and capital lease obligations........................ 3,244       3,244        3,244
                                                                                   ------     ------       ------
Class 2 ESOP Preferred Stock, $.01 par value(a)...................................    97          97           97
                                                                                   ------     ------       ------
UAL obligated mandatorily redeemable 13 1/4% preferred securities of subsidiary trust, the sole assets of which are the Junior Subordinated Debentures of UAL
  with a final maturity of December 31, 2026(b)...................................    --          34          210
                                                                                   ------     ------       ------
Shareholders' equity:
  Series B Preferred Stock, $.01 stated value.....................................    --          --           --
  Class 1 ESOP Preferred Stock, $.01 par value....................................    --          --           --
  Class 2 ESOP Preferred Stock, $.01 par value....................................    --          --           --
  Class P, M and S Voting Preferred Stock, $.01 par value.........................    --          --           --
  Class I, Pilot MEC, IAM and SAM Preferred Stock, $.01
    par value.....................................................................    --          --           --
  Common Stock, $.01 par value....................................................     1           1            1
  Additional capital invested(b).................................................. 2,221       2,187        2,011
  Accumulated deficit.............................................................  (572)       (572)        (572)
  Unearned ESOP Preferred Stock...................................................  (327)       (327)        (327)
  Stock held in treasury..........................................................  (385)       (385)        (385)
  Other...........................................................................   (90)        (90)         (90)
                                                                                   ------     ------       ------
        Total shareholders' equity................................................   848         814          638
                                                                                   ------     ------       ------
        Total capitalization(c)................................................... $4,387     $4,387       $4,387
                                                                                   ======     ======       ======


---------------
(a) The Class 2 ESOP Preferred Stock committed to be contributed to the Supplemental ESOP is reported outside of equity because the employees can elect to receive their "book entry" shares from the Company in cash upon termination of employment.

(b) Assuming the minimum exchange (1,000,000 Depositary Shares), the Preferred Securities that will be issued are expected to have an aggregate liquidation value of $25 million and an aggregate fair market value of $34 million as of the date of exchange. Assuming the maximum exchange (all of the Depositary Shares not owned by UAL), the Preferred Securities that will be issued are expected to have an aggregate liquidation value of $157 million and an aggregate fair market value of $210 million as of the date of exchange.


    The Preferred Securities will be recorded at their fair market value with a corresponding reduction in Additional Capital Invested. To the extent the actual aggregate fair market value of the Preferred Securities at the date of exchange differs from the expected amounts, the balances of the Preferred Securities and Additional Capital Invested will change accordingly.



    In accordance with Generally Accepted Accounting Principles ("GAAP"), the Series B Preferred stated value and Additional Capital Invested are reduced by an aggregate amount equal to the fair market value of the Preferred Securities issued in exchange for the Company's outstanding Series B Preferred, as represented by the Depositary Shares. At September 30, 1996, there were outstanding 6,266,781 Depositary Shares representing 6,266.8 shares of Series B Preferred.



(c) As part of the exchange, UAL will purchase all of the Common Securities of the Trust. Additionally, UAL will incur an obligation for Junior Subordinated Debentures having an aggregate principal amount equal to (i) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust, plus (ii) the amount of proceeds received by the Trust from the sale of the Common Securities to UAL. The Trust's Common Securities and UAL's Junior Subordinated Debentures are not presented in the above table since they are eliminated in consolidation.

           SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

     The following should be read in conjunction with UAL's Consolidated Financial Statements and the related notes thereto. The financial information for each of the years in the three-year period ended December 31, 1995 has been derived from the consolidated financial statements of UAL previously filed with the Commission which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports. Reference is made to said reports for the years 1994 and 1993 which include an explanatory paragraph with respect to the changes in methods of accounting for income taxes and postretirement benefits other than pensions as discussed in the notes to the consolidated financial statements for such years. See "Incorporation of Certain Documents by Reference."


     The financial information for each of the nine-month periods ended September 30, 1996 and 1995 has been derived from UAL's unaudited consolidated financial statements incorporated by reference herein. The information for interim periods is unaudited, but, in the opinion of management, reflects all adjustments (which, except for the effects of the employee investment transaction, include only normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. Results for interim periods should not be considered as indicative of results for any other periods or for the year. See "Incorporation of Certain Documents by Reference."



                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                              -------------------   ------------------------------
                                                1996       1995       1995       1994       1993
                                              --------   --------   --------   --------   --------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                                              AND OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues(a)...................... $ 12,386   $ 11,276   $ 14,943   $ 13,950   $ 13,325
  Earnings from operations...................    1,070        807        829        521        263
  Earnings (loss) before extraordinary item
     and cumulative effect of accounting
     changes.................................      580        397        378         77        (31)
  Net earnings (loss)........................      514        397        349         51        (50)
  Earnings (loss) per common share before
     extraordinary item and cumulative effect
     of accounting changes(b)(e).............     6.20       5.96       5.19       0.19      (0.66)
  Net earnings (loss) per common
     share(b)(e).............................     5.40       5.96       4.78      (0.15)     (0.85)
STATEMENT OF FINANCIAL POSITION DATA (at end
  of period):
  Total assets...............................   12,282     12,070     11,641     11,764     12,840
  Total long-term debt and capital lease
     obligations, including current
     portion.................................    3,442      4,314      4,102      4,077      3,735
  Shareholders' equity.......................      848       (144)      (239)      (316)     1,203
  Book value per common share(c)(e)..........    11.81      (9.09)     (9.06)    (24.99)      6.14
OTHER DATA:
  Ratio of earnings to fixed charges.........     2.02       1.64       1.44       1.10         (d)
  Ratio of earnings to fixed charges and
     preferred stock dividends...............     1.94       1.60       1.41       1.09         (d)
UNITED OPERATING DATA:
  Revenue passengers (millions)..............       62         59         79         74         70
  Average length of a passenger trip in
     miles...................................    1,426      1,423      1,419      1,459      1,450
  Revenue passenger miles (millions).........   88,352     84,462    111,811    108,299    101,258
  Available seat miles (millions)............  121,898    118,929    158,569    152,193    150,728
  Passenger load factor......................    72.5%      71.0%      70.5%      71.2%      67.2%
  Break even passenger load factor...........    65.3%      65.3%      66.1%      68.2%      65.5%
  Revenue per passenger mile.................     12.4cents 11.8cents  11.8cents  11.3cents  11.6cents
  Cost per available seat mile...............      9.3cents  8.8cents   8.9cents   8.8cents   8.5cents
  Average price per gallon of jet fuel.......     69.6cents 58.0cents  59.5cents  58.8cents  63.6cents

---------------


(a) In the first quarter of 1994, United began recording certain air transportation price adjustments, which were previously recorded as commission expense, as adjustments to revenues. Operating revenues and certain operating statistics for periods prior to 1994 have been adjusted to conform with the current presentation.



(b) In connection with a recapitalization that occurred in July, 1994, each old common share was exchanged for one-half share of new common stock. As required under generally accepted accounting principles for transactions of this type, the historical weighted average shares outstanding were not restated (except as discussed in note (e)). Additionally, the 1995 and 1996 periods include the average number of ESOP Preferred Shares considered outstanding during each respective period. Thus, direct comparisons between earnings per share amounts are not meaningful.


(c) Book value per common share represents total equity, less the aggregate liquidation value of preferred stock, divided by actual common shares outstanding.

(d) Earnings were insufficient to cover both fixed charges and fixed charges and preferred stock dividends by $98 million in 1993.

(e) On May 6, 1996, UAL effected a four-for-one split in its common stock in the form of a 300% stock dividend. All share and per share data have been retroactively restated to give effect to this stock split.

                                UAL CORPORATION



     UAL Corporation, a Delaware corporation ("UAL"), is a holding company and its primary subsidiary is United Air Lines, Inc., a Delaware corporation ("United"), which is wholly owned. United is one of the world's largest airlines as measured by revenue passenger miles and primarily serves the North American, Pacific, Latin American and European markets. At the end of 1995, United served 144 airports in the United States and 30 foreign countries. During 1995, United averaged 2,172 departures daily, flew a total of 112 billion revenue passenger miles and carried an average of 215,521 passengers per day. At the end of 1995, United's fleet of aircraft totaled 558. United's major hub operations are located at Chicago, Denver, Los Angeles, San Francisco, Washington, D.C. and Tokyo.


                              RECENT DEVELOPMENTS


     On October 23, 1996, UAL reported unaudited net earnings of $514 million for the nine months ended September 30, 1996. Earnings were $580 million before an after-tax $66 million extraordinary loss on early extinguishment of debt. Earnings per share were $5.40 on a fully diluted basis including the extraordinary loss, or $6.20 per share before the loss. For the first nine months of 1995, UAL reported net earnings of $397 million. Operating earnings for the 1996 nine-month period were $1,070 million on operating revenues of $12,386 million. Operating earnings were $807 million for the 1995 nine-month period on operating revenues of $11,276 million.



     UAL also reported that on a pro forma, fully distributed basis (see below for further explanation of the methodology), net earnings for the nine months ended September 30, 1996 were $819 million ($5.98 per share), or $885 million ($6.48 per share) before the extraordinary loss. Fully distributed operating earnings were $1,558 million for the nine-month period. UAL reported that available seat miles grew 2.5% in 1996 to 121.9 billion from 118.9 billion in 1995. Traffic increased by 4.6% reflecting growth in revenue passenger miles to
88.4 billion from 84.5 billion in 1995. The resulting passenger load factor increased 1.5 points to 72.5% from 71.0%, while the break-even passenger load factor (excluding ESOP charges) decreased 0.8 points to 62.1% from 62.9%. Yield (revenue per passenger mile) increased by 4.8% to 12.38 cents, up from 11.81 cents in 1995.



     UAL reported third quarter net earnings of $347 million before an extraordinary item associated with the early retirement of debt; operating earnings for the period were $610 million. For the third quarter of 1995, net earnings were $243 million on operating earnings of $467 million. After preferred dividends, the 1996 third quarter fully diluted earnings per share were $3.85 before the extraordinary item, compared to earnings per share of $3.22 last year.



     On a fully distributed basis, UAL third quarter net earnings were $444 million before the extraordinary item compared to $334 million in the prior year. Fully distributed operating earnings for the quarter were $767 million versus $606 million in 1995. After preferred dividends, fully distributed earnings per share were $3.34 before the extraordinary item, compared to 1995's earnings per share of $2.53.



     In addition to reviewing financial statements reported under GAAP, UAL believes a more complete understanding of its results can be gained by viewing them on a pro forma, fully distributed basis. This presentation considers all ESOP shares (which will be issued to employees over the course of the ESOP period) to be immediately outstanding and thus fully distributed. Consistent with this presentation, the ESOP compensation expense (which reflects the commitment of stock to employees) is excluded from fully distributed expenses and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.

                        UAL CORPORATION CAPITAL TRUST I


     The Trust is a statutory business trust that was created under the Business Trust Act on October 15, 1996 pursuant to a declaration of trust dated October 15, 1996 among the Institutional Trustee, the Delaware Trustee and UAL and the filing of a certificate of trust with the Secretary of State of Delaware. Such declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (see "The Offer -- Terms of the Offer") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration is qualified under the Trust Indenture Act. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. UAL has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees.


     The number of Trustees of the Trust shall initially be five. Three of the Trustees will be the Regular Trustees. The fourth trustee is The First National Bank of Chicago which will act as the Indenture Trustee for purposes of the Trust Indenture Act. The fifth trustee is First Chicago Delaware Inc. which will serve as the Delaware Trustee. Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. The Institutional Trustee will promptly make distributions to the holders of the Trust Securities out of any funds in the Trust. The Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

     The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to UAL in consideration of the deposit by UAL as Trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (ii) its Common Securities to UAL in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act.


     Under the Declaration, the Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall not (a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any investments, other than investments represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money; or (h)(1) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debentures, (2) waive any past default that is waivable under Section 5.7 of the Indenture, (3) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures shall be due and payable or (4) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures or the Declaration, in each case where such consent shall be required, if in the case of this clause (h) such action would cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust or would cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the Trust during normal business hours. The Trust anticipates that it will not be required to file with the Commission or distribute to holders of Preferred Securities periodic reports regarding the Trust.

     Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. See "Description of the Preferred Securities -- Voting Rights."


     The Institutional Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures and to enforce UAL's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default. The Institutional Trustee, as the Guarantee Trustee, shall also be authorized to enforce the rights of holders of Preferred Securities under the Preferred Securities Guarantee. If the Trust's failure to make distributions on the Preferred Securities is a consequence of UAL's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. Under certain circumstances, holders of Preferred Securities may institute a legal proceeding against UAL to enforce the Preferred Securities Guarantee and the payment obligations under the Indenture. See "Description of the Preferred Securities -- Voting Rights."


     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debentures, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. If any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Description of the Preferred Securities."

     The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company and Philadelphia Depository Trust Company (the "Depository Institutions") described under "Description of the Preferred Securities -- Book-Entry; Delivery and Form," hold interests in a global certificate registered on the books and records of the Trust in the name of a Depository Institution or its nominee. Under the Declaration:

          (i) the Trust and the Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form." With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

     In the Declaration, UAL has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors and Special Considerations Relating to the Offer -- Trust Distributions Dependent on UAL's Payments on Junior Subordinated Debentures." The foregoing obligations of UAL under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of UAL directly against UAL and UAL has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against UAL. UAL has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


     THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE DECLARATION IS A DISCUSSION OF ALL MATERIAL TERMS OF THE DECLARATION WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.


     The business address of the Trust is c/o UAL Corporation, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007, telephone number (847) 700-4000.

                                   THE OFFER

PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Depositary Shares with the Preferred Securities and to achieve certain tax efficiencies while preserving UAL's flexibility with respect to future financings. This refinancing will permit UAL to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable with regard to the Depositary Shares are not deductible.

GENERAL


     PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NONE OF THE BOARD OF DIRECTORS OF UAL, UAL, THE TRUSTEES OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF DEPOSITARY SHARES."



     Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Depositary Shares are registered on the books of UAL, (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Depositary Shares are held of record by a Depository Institution.


TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for any and all of the Depositary Shares not owned by UAL. The Offer will be effected on a basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange. See "-- Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept Depositary Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Depositary Shares as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer at any time prior to the Expiration Date for any of the reasons set forth in "-- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Depositary Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

     As of the date of this Prospectus, there are 6,266,781 Depositary Shares not owned by UAL. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders commencing on or about the date of this Prospectus.

     The Trust shall be deemed to have accepted validly tendered Depositary Shares (or defectively tendered Depositary Shares with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Depositary Shares from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

     If any tendered Depositary Shares are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

     Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Depositary Shares in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes."

     Holders tendering Depositary Shares held in global form shall receive Preferred Securities in global form and holders tendering Depositary Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "-- Procedures for Tendering."

CONDITIONS TO THE OFFER


     Notwithstanding any other provisions of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Depositary Shares and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of Depositary Shares, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to such Depositary Shares, if any of the following conditions are not satisfied at or prior to the Expiration Date in the case of clause (a) below or if any of the events specified in clauses (b) through (d) occurs at or prior to the exchange date for the Depositary Shares:


          (a) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition;


          (b) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affect in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of UAL and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Offer to UAL;


          (c) any event has occurred or is likely to occur affecting the business or financial affairs of UAL that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Depositary Shares in deciding whether to accept the Offer; and


          (d) any of the following events shall have occurred: (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Depositary Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or
     (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Trust and UAL and, except for the Minimum Distribution Condition, may be waived by the Trust and UAL, in whole or in part, in their sole discretion. Any determination made by UAL or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Offer will expire on the Expiration Date. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above in "-- Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "-- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. During any extension of the Offer, all Depositary Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

     If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change, other than a change in the amount of Depositary Shares sought for exchange or an increase or decrease in the consideration offered to Holders of Depositary Shares, will depend upon the facts and circumstances, including the relative materiality of the change. With respect to a decrease in the number of Depositary Shares sought in the Offer or an increase or decrease in the consideration offered to Holders of Depositary Shares, if required, the Offer will remain open for a minimum of ten Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Offer subject to such extension. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Depositary Shares theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See
"-- Withdrawal of Tenders." In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

     The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal and the Trust's right to terminate or withdraw the Offer at any time for any reason.


     EACH HOLDER OF DEPOSITARY SHARES WISHING TO PARTICIPATE IN THE OFFER MUST
(I) PROPERLY COMPLETE AND SIGN THE LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL (EXCEPT WHEN AN AGENT'S MESSAGE IS APPROPRIATE AND UTILIZED), TOGETHER WITH ANY REQUIRED

SIGNATURE GUARANTEES, AND DELIVER THE SAME TO THE EXCHANGE AGENT, AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE HEREOF PRIOR TO THE EXPIRATION DATE, AND EITHER (A) CERTIFICATES FOR THE DEPOSITARY SHARES MUST BE RECEIVED BY THE EXCHANGE AGENT AT SUCH ADDRESS OR (B) SUCH DEPOSITARY SHARES MUST BE TRANSFERRED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED BELOW AND A CONFIRMATION OF SUCH BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR (II) COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW. LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, UAL, THE DEALER MANAGERS OR THE INFORMATION AGENT.


     Special Procedure for Beneficial Owners. Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT (1) REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, (2) INSURANCE BE OBTAINED, AND (3) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Signature Guarantees. If tendered Depositary Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Depositary Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Depositary Shares are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.


     Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Depositary Shares at a Depository Institution for the purpose of facilitating the Offer and, subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Depositary Shares by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to the Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next paragraph) and any other documents required by the Letter of Transmittal.


     The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository

Institution has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.


     Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof, prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Shares are registered and, if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or, in the case of a Depositary Institution, an Agent's Message, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or, in the case of a Depositary Institution, in accordance with such Depository Institution's ATOP procedures (along with a Letter of Transmittal or an Agent's Message) are received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.


     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.


     Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or, in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.


LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

     The party tendering Depositary Shares for exchange (the "Transferor") exchanges, assigns and transfers the Depositary Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Depositary Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Depositary Shares and the underlying Series B Preferred and to acquire Preferred Securities issuable upon the exchange of such tendered Depositary Shares and that, when such Transferor's Depositary Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Depositary Shares and the underlying Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

     Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

     To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Depositary Shares to be withdrawn, (ii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Depositary Shares exchanged and (iv) the name of the registered Holder of such Depositary Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Depositary Shares may not be rescinded and any Depositary Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

ACCEPTANCE OF SHARES

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all Depositary Shares that have been validly tendered and not withdrawn prior to the Expiration Date.

     The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination."

     If the Trust decides, in its sole discretion, to decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to Holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "-- Expiration Date; Extensions;

Amendments; Termination," then the Offer will be extended for a minimum of ten Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

     The Bank of New York has been appointed as Exchange Agent for the Offer.

                             THE EXCHANGE AGENT IS:


                              THE BANK OF NEW YORK



       By Hand or Overnight Courier:                               By Mail:
            The Bank of New York                  (registered or certified mail recommended)
         Corporate Debt Operations                           The Bank of New York
             101 Barclay Street                           Corporate Debt Operations
                  (7 East)                                    101 Barclay Street
          New York, New York 10286                                 (7 East)
            Attn: Enrique Lopez                            New York, New York 10286
                                                             Attn: Enrique Lopez


                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (212) 571-3080

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (212) 815-2742

                              Attn: Enrique Lopez



     Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, requests for the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.


                           THE INFORMATION AGENT IS:


                                     (LOGO)


                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)
                         (212) 440-9800 (Call Collect)

     UAL will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

     Merrill Lynch & Co. and Smith Barney Inc., as Dealer Managers, have agreed to solicit exchanges of Depositary Shares for Preferred Securities. The maximum fee payable to the Dealer Managers is approximately $940,000 plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. UAL will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. In certain circumstances relating to the number of Depositary Shares tendered, the Dealer

Managers will reimburse UAL for certain fees and expenses. The Dealer Managers engage in transactions with, and from time to time have performed services for, UAL, including acting as underwriters for the issuance of the Depositary Shares.


     UAL will pay to a Soliciting Dealer a solicitation fee of $0.50 per Depositary Share ($0.25 per Depositary Share with respect to the solicitation of beneficial holders of 10,000 or more shares) validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of which has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."


     If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or
(ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of UAL, the Trust, the trustees, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.

     Other than as described above, UAL will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offer. UAL will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

     Additional solicitations may be made by telephone, in person or otherwise by officers and regular employees of UAL and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.


       LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES



     The Preferred Securities constitute a new issue of securities with no established trading market. While the Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to the Trust that they intend to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.



     To the extent that a certain number of Depositary Shares are tendered and accepted in the Offer and/or the number of holders of Depositary Shares is reduced below certain levels, UAL, pursuant to NYSE rules and regulations, would be required to delist the Depositary Shares from the NYSE, and the trading market for untendered Depositary Shares could be adversely affected. UAL does not believe that the Offer has a reasonable likelihood of causing the Depositary Shares to be delisted from the NYSE. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Risk Factors and Special Considerations Relating to the Offer -- Lack of Established Trading Market for Preferred Securities" and "-- Reduced Trading Market for Depositary Shares."

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between UAL or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of UAL or the Trust, including the Junior Subordinated Debentures, the Series B Preferred, the Depositary Shares and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES

     The expenses of soliciting tenders of the Depositary Shares will be borne by UAL. For compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offer -- Dealer Managers; Soliciting Dealers." The total cash expenditures to be incurred in connection with the Offer, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, are estimated to be approximately $500,000


     UAL will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Offer. If, however, certificates representing Preferred Securities or Depositary Shares not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


                        PRICE RANGE OF DEPOSITARY SHARES

     The Depositary Shares are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Depositary Shares as reported on the NYSE Composite Tape. For recent closing prices of the Depositary Shares, see the cover page of this Prospectus.


                                                                          HIGH       LOW
                                                                         ------     ------
    YEAR ENDED DECEMBER 31, 1994
      3rd Quarter......................................................  $26.75     $25.00
      4th Quarter......................................................   26.75      25.38
    YEAR ENDED DECEMBER 31, 1995
      1st Quarter......................................................   29.00      26.63
      2nd Quarter......................................................   30.75      28.25
      3rd Quarter......................................................   31.38      30.00
      4th Quarter......................................................   33.13      29.88
    YEAR ENDING DECEMBER 31, 1996
      1st Quarter......................................................   33.38      31.88
      2nd Quarter......................................................   35.00      31.88
      3rd Quarter......................................................   34.00      32.88
      4th Quarter (through November 20)................................

                    DESCRIPTION OF THE PREFERRED SECURITIES


     The Preferred Securities will be issued pursuant to the terms of the Declaration which will be qualified under the Trust Indenture Act. The First National Bank of Chicago as the Institutional Trustee, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The description of the Preferred Securities and the Declaration set forth below summarizes the material terms of the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and is subject to the Business Trust Act and the Trust Indenture Act.


GENERAL

     The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by UAL. The Common Securities and the Preferred Securities will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. The payment of distributions out of moneys held by the Trust and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by UAL on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Institutional Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The Preferred Securities Guarantee, when taken together with UAL's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.

DISTRIBUTIONS


     Distributions on the Preferred Securities will be fixed at a rate per annum of 13 1/4% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears will bear interest thereon at the rate per annum of 13 1/4%, compounded quarterly to the extent permitted by applicable law. The term "distributions" as used herein includes any such cash distributions and any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.


     Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described below, will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 12 1/4% per annum of the liquidation amount thereof from November 1, 1996 through the Expiration Date in lieu of dividends accumulating after November 1, 1996 on their Depositary Shares accepted for exchange, such additional distribution to be made on December 31, 1996 to holders of the Preferred Securities on the record date for such distribution.


     So long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of 13 1/4% per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. If UAL exercises the right to extend an interest payment period, UAL may not, during any such Extension Period, declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payments with respect thereto; provided, however, that UAL may pay cash in lieu of fractional shares upon the conversion of any of its preferred stock in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, UAL may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, UAL may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer -- UAL May Defer Interest Payments on Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." Payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period. UAL may also pay on any Interest Payment Date all or any portion of the interest accrued during an Extension Period.


     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Institutional Trustee has cash on hand to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If UAL does not make interest payments on the Junior Subordinated Debentures, the Trust will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent UAL does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Trust is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by UAL on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The liquidation amount of each Common Security is $25 per share.


     Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant distribution dates, except that the record date for the payment to be made on December 31, 1996 shall be the date of exchange of the Preferred Securities for the Depositary Shares. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of UAL having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless UAL has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid by the Trust. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion (a "No Recognition Opinion") of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided further that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or UAL or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if, in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that UAL would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, UAL shall have the right, upon not less than 10 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to UAL or the Regular Trustees the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, UAL or the holders of the Preferred Securities, UAL, or the Regular Trustees on behalf of the Trust, will pursue such measure in lieu of redemption and provided further that UAL shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that, if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees shall have obtained an opinion (a "Dissolution Tax Opinion") of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the Expiration Date as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Expiration Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by UAL to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by UAL for United States federal income tax purposes.


     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or by the staff of any such governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Expiration Date.


     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to UAL or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Trust Securities upon the dissolution of the Trust, UAL will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

MANDATORY REDEMPTION


     Upon the repayment or payment of the Junior Subordinated Debentures, in whole or in part, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 10 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred

Securities registered in the name of and held by a Depository Institution or its nominee will be redeemed pro rata as described under "-- Book-Entry; Delivery and Form" below.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that UAL has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If UAL fails to repay Junior Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust or by UAL pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee," distributions on such Preferred Securities will continue to accrue from the original redemption date of the Preferred Securities to the date of payment in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.


     The Trust shall not be required to (i) issue, register the transfer of or exchange of any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) register the transfer of or exchange of any Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.


     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, UAL pursuant to the Indenture will only redeem the Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), UAL or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by UAL as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust

Securities, shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

     Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2026, (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities, (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities, (iv) upon the bankruptcy of UAL or the Trust, (v) upon the filing of a certificate of dissolution or the equivalent with respect to UAL, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of UAL and the expiration of 90 days after the date of revocation without a reinstatement thereof, or (vi) upon the entry of a decree of judicial dissolution of UAL or the Trust.


MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST ONLY UNDER CERTAIN CONDITIONS



     The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that: (i) such successor entity (the "Successor Entity") either: (A) expressly assumes all of the obligations of the Trust under the Preferred Securities; or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise; (ii) UAL expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures; (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted; (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization; (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the Preferred Securities as a result of such merger, consolidation, amalgamation or replacement); (vi) such Successor Entity has a purpose substantially identical to that of the Trust; (vii) such merger, consolidation, amalgamation or replacement does not vary the investment of the Holders of the Preferred Securities within the meaning of Treasury Regulation Section 301.7701-4(c)(i), e.g., does not substitute other assets for assets of the Trust to which the Preferred Securities relate or add assets to the Trust to which the Preferred Securities relate; (viii) prior to such merger, consolidation, amalgamation or replacement, UAL has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity); (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an investment company; and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and (ix) UAL guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee.


DECLARATION EVENTS OF DEFAULT

     An Indenture Event of Default will constitute an Event of Default under the Declaration; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "-- Voting Rights."

     Upon the occurrence of an Event of Default, the Institutional Trustee or the holders of at least 25% in aggregate principal amount of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture. If an Event of Default is attributable to the failure of UAL to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debentures or (ii) instituting a legal proceeding against UAL to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures. In connection with such direct action, UAL shall be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by UAL to such holder in such direct action. See "Description of the Junior Subordinated Debentures."

VOTING RIGHTS


     Except as provided under "-- Merger, Consolidation or Amalgamation of the Trust Only Under Certain Conditions," "-- Modification and Amendment of the Declaration" and "Description of the Preferred Securities
Guarantee -- Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Preferred Securities will have no voting rights.


     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration; provided, however, that the holders of the Preferred Securities will vote as a single class (the "Capital Trust Voting Class") with any holders of any other preferred undivided beneficial interests of a UAL Corporation Capital Trust, such as the Preferred Securities, similarly situated with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) with respect to the right to direct an Institutional Trustee, to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures), (y) waive any past default and its consequences that is waivable under Section 5.13 of the Indenture with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) or (z) exercise any right to rescind or annul a declaration that the principal of all debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) shall be due and payable; provided that where a consent under the Indenture would require the consent of (1) holders of debt securities issued pursuant to the Indenture (including Junior Subordinated Debentures) representing a specified percentage greater than a majority in principal amount of such securities or (2) each holder of such securities affected thereby, no such consent shall be given by any Trustee without the prior consent of, in the case of clause (1) above, holders of securities in the Capital Trust Voting Class representing such specified percentage or, in the case of clause (2) above, each holder of securities in the Capital Trust Voting Class affected thereby. The Institutional Trustee shall not revoke or take any action inconsistent with any action previously authorized or approved by a vote of the holders of Preferred Securities. The Institutional Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Indenture Trustee as set forth above, the Institutional Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Institutional Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Institutional Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture) to the fullest extent permitted by law, any holder of Preferred Securities may, upon such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against UAL to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person; provided that any holder may institute a direct action without prior request to the Institutional Trustee to enforce UAL's payment obligations on the Junior Subordinated Debentures.


     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Trust as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together in the Capital Trust Voting Class, provided, however, that where any such amendment, modification or termination of the Indenture would require the consent of (i) holders of debt securities issued pursuant to the Indenture representing a specified percentage greater than a majority in principal amount of such securities or (ii) each holder of such debt securities, the Trustee may only give such consent at the direction of the holders of securities in the Capital Trust Voting Class representing such specified percentage in the case of clause (i) above, or each holder of securities in the Capital Trust Voting Class affected thereby, in the case of clause (ii) above; and, provided, further, that the Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by UAL or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with UAL shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Preferred Securities registered in the name of and held by a Depositary Institution or its nominee may exercise their voting rights are described under "-- Book-Entry; Delivery and Form" below.

     Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration if such amendment or modification would cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust or would cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act, (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Institutional Trustee shall be made without the consent of the Institutional Trustee, (iv) Article IV of the Declaration relating to the obligation of UAL to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "UAL Corporation Capital Trust I" may not be amended without the consent of UAL, and
(v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration, (iii) add to the covenants, restrictions or obligations of UAL, (iv) preserve the status of the Trust as a grantor trust for federal income tax purposes, and (v) to conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Commission or its staff, which amendment does not adversely affect the rights, preferences or privileges of the holders of Trust Securities.


BOOK-ENTRY; DELIVERY AND FORM

     Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold interests in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer -- Procedures for Tendering."

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, the Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Series Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the Trust or UAL, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and UAL believe to be reliable, but the Trust and UAL take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The First National Bank of Chicago or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. The First National Bank of Chicago will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or UAL may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Institutional Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Institutional Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     UAL and certain of its affiliates maintain deposit accounts and banking relationships with the Institutional Trustee.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS


     The Preferred Securities have been approved for listing on the NYSE subject to official notice of issuance. The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.


     UAL and the Regular Trustees on behalf of the Trust will be required to provide to the Institutional Trustee annually a certificate as to whether or not UAL and the Trust, respectively, are in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE


     Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by UAL for the benefit of the holders from time to time of Preferred Securities. The Preferred Securities Guarantee is separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the Preferred Securities. The terms of the Preferred Securities Guarantee include those stated in such Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. The summary set forth below is a description of the material terms of the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and is subject to the Trust Indenture Act.


GENERAL


     Pursuant to the Preferred Securities Guarantee, UAL will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication):
(i) any accrued and unpaid distributions on the Preferred Securities and the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Preferred Securities called for redemption by the Trust but only if and to the extent that in each case UAL has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to holders of Trust Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Junior Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. UAL's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by UAL to the holders of Preferred Securities or by paying the required amount to the Trust and causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee, when taken together with UAL's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.


CERTAIN COVENANTS OF UAL


     In the Preferred Securities Guarantee, UAL will covenant that, so long as any Preferred Securities remain outstanding, UAL will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payment with respect thereto if at such time
(i) UAL shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred and be continuing any event of default under the Indenture or
(iii) UAL shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing. In addition, so long as any Preferred Securities remain outstanding, UAL has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration, provided that any permitted successor of UAL under the Indenture may succeed to UAL's ownership of the Common Securities, and (ii) that it will not take any action which will cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of UAL and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving UAL that is permitted under the Indenture, UAL may not assign its obligations under the Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Junior Subordinated Debentures to the holders of Preferred Securities in exchange for all of the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     UAL's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of UAL and will rank
(i) subordinate and junior in right of payment to all other liabilities of UAL, except obligations and securities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by UAL, including the Depositary Shares, and to any guarantee now or hereafter entered into by UAL in respect of any of its capital stock. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.


     The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection; thus, any holder of Preferred Securities may institute a legal proceeding directly against UAL to enforce such holder's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity. The Preferred Securities Guarantee will be deposited with the Institutional Trustee, as Guarantee Trustee, to be held in trust for the benefit of the holders of the Preferred Securities. The Institutional Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities although any holder of a Preferred Security may bring a direct action against UAL to enforce the Guarantee without prior notice to the Institutional Trustee. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to the Institutional Trustee.


     UAL and certain of its affiliates maintain deposit accounts and banking relationships with the Institutional Trustee.

GOVERNING LAW

     The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture to be dated as of December 20, 1996, as supplemented by the officer's certificate pursuant to board resolutions setting forth certain terms of the Junior Subordinated Debentures (as so supplemented, the "Indenture") between UAL and The First National Bank of Chicago, as trustee (the "Indenture Trustee"), the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following description sets forth the material terms and is qualified in its entirety by reference to the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.



     The Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidences of indebtedness by UAL in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.


     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Junior Subordinated Debentures are unsecured, subordinated obligations of UAL, limited in aggregate principal amount to (i) the aggregate liquidation preference of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to UAL (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

     The Junior Subordinated Debentures mature on December 31, 2026. The Junior Subordinated Debentures are not subject to any sinking fund.

     If Junior Subordinated Debentures are distributed to holders of Trust Securities in dissolution of the Trust, such Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payments of interest may be made at the option of UAL by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

     If the Junior Subordinated Debentures are distributed to the holders of Trust Securities upon the dissolution of the Trust, UAL will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

     The Indenture contains no provisions which would afford the holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving UAL or a change of control of UAL.

OPTIONAL REDEMPTION


     Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to July 12, 2004. UAL shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after July 12, 2004, upon not less than 10 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued during an Extension Period. UAL will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If UAL gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, on or before the redemption date, UAL will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by UAL, interest on such Junior Subordinated Debentures will continue to accrue compounded quarterly, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.



     UAL shall not be required to (i) issue or register the transfer of or exchange of any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Junior Subordinated Debentures and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) register the transfer of or exchange of any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part.


PROPOSED TAX LEGISLATION

     Certain tax law changes have been proposed that may, if enacted, deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures. See "Taxation -- Proposed Tax Legislation."

INTEREST


     The Junior Subordinated Debentures will bear interest at an annual rate of 13 1/4% from the Accrual Date. In addition, holders of the Junior Subordinated Debentures will be entitled to Pre-Issuance Accrued Distribution at the rate of 12 1/4% per annum of the principal amount thereof from November 1, 1996 through the Expiration Date, payable on December 31, 1996 to holders of the Preferred Securities on the record date for such distribution. Interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 1996 to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day next preceding such Interest Payment Date, except that the record date for the payment to be made on December 31, 1996 shall be the date of exchange of the Preferred Securities for the Depository Shares. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by UAL on any Interest Payment Date falling within an Extension Period unless UAL has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full quarterly period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.



ADDITIONAL INTEREST



     If the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, UAL will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     So long as UAL shall not be in default in the payment of interest on the Junior Subordinated Debentures, UAL shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. UAL has no current intention of exercising its right to extend an interest payment period. No extension of interest will be permitted with respect to interest accruing from November 1, 1996 through the Expiration Date. No interest shall be due and payable during an Extension Period. During any Extension Period, UAL shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payments with respect thereto, provided, however, that UAL may pay cash in lieu of fractional shares upon the conversion of any of its preferred stock in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, UAL may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. On the next Interest Payment Date occurring after the end of each Extension Period, UAL shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, UAL may commence a new Extension Period, subject to the above requirements. UAL may also pay on any Interest Payment Date during an Extension Period all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. The failure by UAL to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or UAL's currently outstanding indebtedness.


     If the Trust shall be the sole holder of the Junior Subordinated Debentures, UAL shall give the Institutional Trustee and the Indenture Trustee notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of UAL's selection of such Extension Period to the holders of the Preferred Securities.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, UAL shall give the holders of the Junior Subordinated Debentures and the Indenture Trustee notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date UAL is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

CERTAIN COVENANTS OF UAL APPLICABLE TO THE JUNIOR SUBORDINATED DEBENTURES


     In the Indenture, UAL will covenant that, so long as any Preferred Securities remain outstanding, UAL will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payment with respect thereto if at such time (i) UAL shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or
(iii) UAL shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing. In addition, so long as the Preferred Securities remain outstanding, UAL has agreed (i) not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration, provided that any permitted successor of UAL under the Indenture may succeed to UAL's ownership of the Common Securities, (ii) to comply fully with all of its obligations and agreements contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.


SUBORDINATION


     The payment of the principal of and interest on the Junior Subordinated Debentures will be subordinated to the extent set forth in the Indenture to the prior payment in full of amounts then due on all Senior Indebtedness (as defined below). Upon the maturity of any Senior Indebtedness of UAL by lapse of time, acceleration or otherwise, all obligations with respect thereto shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or interest on the Junior Subordinated Debentures or to redeem, retire, purchase, deposit moneys for the defeasance of or acquire any of the Junior Subordinated Debentures. Upon the happening of (i) any default in payment of any Senior Indebtedness of UAL or (ii) any other default on Senior Indebtedness of UAL and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, then, unless (w) such default relates to Senior Indebtedness of UAL in an aggregate amount equal to or less than $20 million, (x) such default shall have been cured or waived or shall have ceased to exist, (y) any such acceleration has been rescinded, or (z) such Senior Indebtedness has been paid in full, no direct or indirect payment in cash, property or securities, by set-off or otherwise (except payment of the Junior Subordinated Debentures from funds previously deposited in accordance with the Indenture at any time such deposit was not prohibited by this Indenture), shall be made or agreed to be made by UAL on account of the principal of or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase, deposit of moneys for the defeasance or other acquisition of any of the Junior Subordinated Debentures. In the case of such a default in Senior Indebtedness of UAL, UAL shall not deposit money for any such payment or distribution with the Trustee or any paying agent nor shall UAL (if UAL is acting as its own paying agent) segregate and hold in trust money for any such payment or distribution. Upon the happening of an event of default (other than under circumstances set forth above) with respect to any Senior Indebtedness of UAL pursuant to which the holders thereof are entitled under the terms of such Senior Indebtedness to immediately accelerate the maturity thereof (without further notice or expiration of any applicable grace periods), upon written notice thereof given to each of UAL and the Trustee by the trustee for or other representative of the holders of at least $25 million of Senior Indebtedness of UAL (a "Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise (except payment of the Junior Subordinated Debentures from funds previously deposited in accordance with the Indenture at any time such deposit was not prohibited by this Indenture), shall be made or agreed to be made by UAL on account of the principal of or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase, deposit of moneys for the defeasance or other acquisition of any of the Junior Subordinated Debentures, and UAL shall not deposit money for any such payment or distribution with the Trustee or any paying agent nor shall UAL or a Subsidiary (if UAL or such Subsidiary is acting as paying agent) segregate and hold in trust money for any such payment or distribution (a "Payment Block"); provided, however, that this provision shall not prevent the making of any payment for more than 120 days after a Payment Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment shall be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full in accordance with its terms. Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given with respect to a particular event of default (which shall not bar subsequent Payment Notices for other such events of default), (ii) all events of default under Senior Indebtedness occurring within any 30-day period shall be treated as one event of default to the extent that one or more Payment Notices are issued in connection therewith and (iii) no more than two Payment Blocks shall be permitted within any period of 12 consecutive months. Any payment made in contravention of these provisions shall be returned to the Company. Upon any payment or distribution of assets of UAL of any kind or character, whether in cash, property or securities (other than securities of UAL or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the same extent as the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under such plan of reorganization or readjustment) to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of UAL, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the Junior Subordinated Debentures or the Trustee shall be entitled to retain any assets so paid or distributed (other than the securities described in the first parenthetical of this sentence) in respect of the Junior Subordinated Debentures (for principal or interest) or of the Indenture.


     The term "Senior Indebtedness" means, with respect to UAL, all Indebtedness of UAL (other than indebtedness issued pursuant to the Indenture, including the Junior Subordinated Debentures), unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior Subordinated Debentures, and, in particular, the securities issued pursuant to the Indenture, including the Junior Subordinated Debentures, shall rank pari passu with all other debt securities and guarantees in respect of those debt securities issued to any other UAL Corporation Capital Trust or any indebtedness of the Company to a Subsidiary.

     "Indebtedness" of UAL means, without duplication, the principal of, and premium, if any, and accrued and unpaid interest (including post-petition interest) on any obligation, whether outstanding on the date hereof or thereafter created, incurred or assumed, which is (i) indebtedness for money borrowed, (ii) Indebtedness Guarantees of UAL for indebtedness for money borrowed by any other person, (iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for payment of which UAL is responsible or liable, (iv) obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (v) obligations of UAL under Capital Leases and Flight Equipment leases (the amount of UAL's obligation under such Flight Equipment leases to be computed in accordance with Statement of Financial Accounting Standards No. 13 as if such Flight Equipment leases were Capital Leases), (vi) obligations (net of counterparty payments) under interest rate and currency swaps, caps, collars, options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges, and (vii) commitment and other bank financing fees under contractual obligations associated with bank debt; provided, however, that Indebtedness shall not include amounts owed to trade creditors in the ordinary course of business.

     "Flight Equipment" means (a) aircraft of all types and classes used in transportation and incidental services, together with all aircraft instruments, appurtenances, parts and fixtures comprising such aircraft; (b) aircraft engines of all types and classes used in transportation and incidental services, together with all accessories, appurtenances, parts and fixtures comprising such aircraft engines; (c) aircraft communication equipment of all types and classes used in transportation and incidental services, including radio, radar, radiophone and other aircraft communication apparatus, together with all accessories, appurtenances, parts and fixtures comprising such aircraft communication equipment; (d) miscellaneous flight equipment of all types and classes (including miscellaneous crew flight equipment) used in transportation and incidental services; and (e) spare parts, accessories and assemblies held for use in or repair of the items described in (a) through (d).


     "Capital Lease" means any lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded on its balance sheet as a capitalized lease in accordance with generally accepted accounting principles consistently applied as in effect on the date hereof.


     "Indebtedness Guarantee" by any person means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment or performance thereof (or payment of damages in the event of nonperformance) or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Indebtedness Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.


     By reason of the subordination described herein, in the event of the distribution of assets upon insolvency, creditors of UAL who are not holders of Senior Indebtedness or of the Junior Subordinated Debentures may recover less, ratably, than holders of Senior Indebtedness, and may recover more, ratably, than holders of the Junior Subordinated Debentures.

     Because UAL is a holding company that conducts business through its subsidiaries, the Junior Subordinated Debentures are effectively subordinated to all existing and future obligations of UAL's subsidiaries, including United. Any right of UAL to participate in any distribution of the assets of any of UAL's subsidiaries, including United, upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the Junior Subordinated Debentures to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders of such subsidiary, except to the extent that claims of UAL itself as a creditor of such subsidiary may be recognized, in which case the claims of UAL would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by UAL.


     The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of September 30, 1996, Senior Indebtedness of UAL (on a consolidated basis) aggregated approximately $13.1 billion and there was no indebtedness outstanding that would rank pari passu with the Junior Subordinated Debentures. The calculation of the amount of Senior Indebtedness assumes that UAL is primarily obligated for the present value of future minimum lease payments under operating leases guaranteed by UAL but does not include other contingent obligations such as stipulated loss values or liquidated damages which may be payable under such operating leases. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee."


RESTRICTIONS ON MERGERS AND SALES OF ASSETS

     The Indenture provides that UAL may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if

(i) (a) in the case of a merger or consolidation, UAL is the surviving corporation or (b) in the case of a merger or consolidation where UAL is not the surviving corporation and in the case of a sale, conveyance, transfer or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of UAL under the Junior Subordinated Debentures and under the Indenture, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default (as defined below) shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of UAL, such successor corporation shall succeed to and be substituted for UAL under the Indenture and under the Junior Subordinated Debentures and all obligations of UAL thereunder shall terminate.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may, by written notice to UAL (and to the Trustee, if notice is given by such holders of Junior Subordinated Debentures), declare the principal of all the Junior Subordinated Debentures to be due and payable. However, at any time after a declaration of acceleration with respect to the Junior Subordinated Debentures has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration.


     Events of Default are defined in the Indenture as being: default for thirty days in payment of any interest installment when due; default for ten days in payment of principal at maturity or on redemption or otherwise, on the Junior Subordinated Debentures when due; default for sixty days after notice to UAL by the Trustee, or to UAL and the Trustee by the holders of at least 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding, in the performance of any other covenant or warranty in the Indenture; and certain events of bankruptcy, insolvency or reorganization of UAL.


     The Indenture provides that the Trustee shall, within ninety days after the occurrence of a Default with respect to the Junior Subordinated Debentures, give to the holders of the Junior Subordinated Debentures notice of all uncured Defaults known to it; provided that, except in the case of default in payment on the Junior Subordinated Debentures the Trustee may withhold the notice if and so long as a Responsible Officer (as defined in the Indenture) in good faith determines that withholding such notice is in the interests of the holders. "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default.


     The Indenture provides that the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. The right of any holder of Junior Subordinated Debentures to institute action for any remedy under the Indenture (except the right to enforce payment of the principal of and interest on its Junior Subordinated Debentures when due) is subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in aggregate principal amount of Junior Subordinated Debentures then outstanding to take action, and an offer to the Trustee of satisfactory indemnification against liabilities incurred by it in so doing.


     The Indenture includes a covenant that UAL will file annually with the Trustee a certificate as to UAL's compliance with all conditions and covenants of the Indenture.


     The holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding by notice to the Trustee may waive, on behalf of the holders of all the Junior Subordinated Debentures, any past Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or interest on any of the Junior Subordinated Debentures and certain other defaults.

     If a bankruptcy proceeding is commenced in respect of UAL under the Federal Bankruptcy Code or if the principal amount of the Junior Subordinated Debentures is accelerated upon the occurrence of an event of default, the holders of the Junior Subordinated Debentures may be unable to recover amounts representing the unamortized portion of any original issue discount at the time such proceeding is commenced or such acceleration occurs.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE


     The Indenture provides with respect to the Junior Subordinated Debentures that UAL may elect either (a) to defease and be discharged from any and all obligations with respect to the Junior Subordinated Debentures (except for the obligations to register the transfer or exchange of the Junior Subordinated Debentures, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debentures, to maintain an office or agency in respect of the Junior Subordinated Debentures and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Junior Subordinated Debentures (except for the obligations set forth as exceptions in the preceding clause (a) and except for the obligations to pay the principal of and interest on the Junior Subordinated Debentures, to compensate and indemnify the Trustee and to appoint a successor Trustee) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Junior Subordinated Debentures, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may only be established, if, among other things, UAL has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture.


MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting UAL and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Junior Subordinated Debentures in order (i) to evidence the succession of another corporation to UAL and the assumption of the covenants and obligations of UAL by such successor to UAL; (ii) to add to the covenants of UAL or surrender any right or power of UAL; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of securities pursuant to the Indenture in bearer form or in global form; (v) to add to, change or eliminate any provisions affecting securities not yet issued pursuant to the Indenture; (vi) to secure the Junior Subordinated Debentures; (vii) to establish the form or terms of Junior Subordinated Debentures of any series; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Junior Subordinated Debentures in bearer form in the United States; (x) to correct or supplement any defective or inconsistent provisions in the Indenture or any supplemental indenture, to cure any ambiguity or correct any mistake or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of the Junior Subordinated Debentures; or (xi) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.


     The Indenture also contains provisions permitting UAL and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the securities of all series adversely affected at the time outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders, except that no such supplemental indenture may, without the consent of each holder of each outstanding security affected thereby, (i) change the time for payment of principal or interest on any Junior Subordinated Debenture; (ii) reduce the principal of, or any installment of principal of, or interest on any Junior Subordinated Debenture; (iii) change the coin or currency in which any Junior Subordinated Debenture or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Junior Subordinated Debenture; (v) reduce the percentage in principal amount of the outstanding Junior Subordinated Debentures the consent of which holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vi) change the obligation of UAL to maintain an office or agency in the places and for the purposes specified in the Indenture; (vii) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions; (viii) adversely affect the right to convert Junior Subordinated Debentures; or (ix) modify the provisions with respect to the subordination of the Junior Subordinated Debentures.


CONCERNING THE INDENTURE TRUSTEE

     UAL and its subsidiaries maintain ordinary banking relationships with The First National Bank of Chicago and its affiliates and a number of other banks.

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Trust Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

     For a description of a Depository Institution and a Depository Institution's book-entry system, see "Description of the Preferred
Securities -- Book-Entry; Delivery and Form." As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.

          DESCRIPTION OF THE SERIES B PREFERRED AND DEPOSITARY SHARES

SERIES B PREFERRED


     The following is a description of the material terms of the Series B Preferred and the Depositary Shares as set forth in the provisions of UAL's Certificate of Incorporation and the Certificate of Designation for the Series B Preferred and the Deposit Agreement (as defined herein). Whenever defined terms in the Deposit Agreement are referred to in this "Description of the Series B Preferred and Depositary Shares," such defined terms are incorporated by reference herein.


  General

     The Series B Preferred presently consists of 16,416 shares, of which 6,266.781 are not owned by UAL. The holders of the Series B Preferred do not have any preemptive rights with respect to any shares of capital stock of UAL or any other securities of UAL convertible into or carrying rights or options to purchase any such shares. The Series B Preferred are not subject to any sinking fund or other obligation of UAL to redeem or retire the Series B Preferred.

  Ranking


     The Series B Preferred ranks senior with respect to payment of dividends and amounts payable upon liquidation, dissolution or winding up to all shares of capital stock of UAL that are presently outstanding.


     While any shares of Series B Preferred are outstanding, UAL may not authorize the creation or issue of any class or series of stock that ranks senior to the Series B Preferred as to dividends or upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B Preferred. UAL may create additional classes or series of preferred stock or authorize, or increase the authorized amount of, any shares of any class or series of preferred stock ranking on a parity with or junior to the Series B Preferred without the consent of any holder of Series B Preferred. See "-- Voting Rights."

  Dividends


     Holders of shares of Series B Preferred are entitled to receive, when, as and if declared by the Board of UAL out of assets of UAL legally available therefor, cumulative cash dividends at a rate per annum that has been fixed at 12 1/4% of the $25,000 liquidation preference thereof (or $3.0625 per Depositary Share) per annum. Dividends on the Series B Preferred are payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board), at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of UAL at the close of business on such record dates, which is not more than 60 days or less than 10 days preceding the payment dates corresponding thereto, as may be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends are cumulative, whether or not in any dividend period or periods there are assets of UAL legally available for the payment of such dividends. Dividends on the Series B Preferred have been paid through November 1, 1996.


     Each share of Series B Preferred issued after the initial issue date of the Series B Preferred (the "Issue Date") (whether issued upon transfer of or in exchange for an outstanding share of Series B Preferred or issued for any other reason) is entitled to receive, when, as and if declared by the Board, dividends with respect to each dividend period, starting with the Issue Date, for which full dividends have not been paid prior to the date upon which such share of Series B Preferred was issued. Any share of Series B Preferred that is issued after the record date with respect to any dividend payment and before such dividend is paid is not entitled to receive the dividend paid to holders of Series B Preferred as of such record date.


     Accumulations of dividends on shares of Series B Preferred do not bear interest. Dividends payable on the Series B Preferred for any period greater or less than a full dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred for each full dividend period are computed by dividing the annual dividend rate by four.

     Except as provided in the next sentence, no dividend can be declared or paid or set apart for payment on any Parity Stock (as defined below) unless full cumulative dividends have been or contemporaneously are declared, paid or set apart for payment on the Series B Preferred for all prior dividend periods. If accrued dividends on the Series B Preferred for all prior dividend periods have not been paid in full or a sum sufficient for such payment has not been set apart, then any dividend declared on the Series B Preferred for any dividend period and on any Parity Stock shall be declared ratably in proportion to accrued and unpaid dividends on the Series B Preferred and such Parity Stock.

     UAL cannot (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (as defined below) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock or Parity Stock through a sinking fund or otherwise (except by conversion into or exchange for shares of Junior Stock and other than a redemption or purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of UAL or any subsidiary), unless all accrued and unpaid dividends with respect to the Series B Preferred and any Parity Stock at the time such dividend or other distribution is payable or such redemption, purchase or acquisition is to occur have been paid or funds have been set apart for payment of such dividends.

     For purposes of the description of the Series B Preferred, (i) the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, (ii) the term "Parity Stock" means any class or series of preferred stock ranking on a parity with the Series B Preferred as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up and (iii) the term "Junior Stock" means all presently outstanding classes or series of capital stock of UAL, other than the Series B Preferred, and any other class or series of capital stock of UAL now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution or winding up of the Series B Preferred.

  Optional Redemption

     The Series B Preferred is not redeemable prior to July 12, 2004. On and after such date, the Series B Preferred is redeemable at the option of UAL, in whole or in part, at the redemption price of $25,000 per share, plus, in each case, all dividends accrued and unpaid on the Series B Preferred up to the date fixed for redemption, upon giving notice as provided below.

     If fewer than all of the outstanding shares of Series B Preferred are to be redeemed, the shares to be redeemed will be determined pro rata or by lot or in such other manner as is prescribed by UAL's Board.


     At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Series B Preferred, a written notice will be mailed to each holder of record of Series B Preferred to be redeemed, notifying such holder of UAL's election to redeem such shares, stating the date fixed for redemption thereof and calling upon such holder to surrender to UAL on the redemption date at the place designated in such notice the certificate or certificates representing the number of shares specified therein. On or after the redemption date, each holder of Series B Preferred to be redeemed must present and surrender the certificate or certificates for such shares to UAL at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. If fewer than all the shares represented by any such certificate are redeemed, then a new certificate will be issued representing the shares not redeemed.


     From and after the redemption date (unless UAL defaults in payment of the redemption price), all dividends on the shares of Series B Preferred designated for redemption in such notice will cease to accrue, and all rights of the holders thereof as stockholders of UAL, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the redemption date), will cease and terminate. Such shares may not thereafter be transferred (except with the consent of UAL) on UAL's books, and such shares may not be deemed to be outstanding for any purpose whatsoever. On the redemption date, the Company must pay any accrued and unpaid dividends in arrears for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series B Preferred at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentences, no payment or allowance will be made for accrued dividends on any shares of Series B Preferred called for redemption.

     At its election, UAL, prior to the redemption date, may deposit the redemption price of the shares of Series B Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case such notice to holders of the shares of Series B Preferred to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which may not be later than the redemption date), against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). Any moneys so deposited which remain unclaimed by the holders of Series B Preferred at the end of two years after the redemption date will be returned by such bank or trust company to UAL.

  Liquidation Preference

     The holders of shares of Series B Preferred are entitled to receive, in the event of any liquidation, dissolution or winding up of UAL, $25,000 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (for purposes of the description of the Series B Preferred, the "Liquidation Preference"), and no more.

     Until the holders of the Series B Preferred have been paid the Liquidation Preference in full, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of UAL. If, upon any liquidation, dissolution or winding up of UAL, the assets of UAL or proceeds thereof, distributable among the holders of the shares of Series B Preferred are insufficient to pay in full the Liquidation Preference and the liquidation preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series B Preferred and any such Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred and any such Parity Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of UAL with another corporation nor a sale, lease or transfer of all or substantially all of UAL's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of UAL.

  Voting Rights

     Except in the limited circumstances indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Series B Preferred do not have the right to vote for directors or have any other voting rights, and their consent is not required for taking any corporate action. When and if the holders of the Series B Preferred are entitled to vote, each share will be entitled to 1,000 votes.

     If the equivalent of six quarterly dividends payable on the Series B Preferred have not been declared and paid or set apart for payment, whether or not consecutive, the number of directors of UAL will be increased by two and the holders of all Series B Preferred and any other series of preferred stock in respect of which such a default exists, voting as a class without regard to series, will be entitled to elect two additional directors at the next annual meeting and each subsequent meeting, until all cumulative dividends on all such serial preferred stock have been paid in full or set apart for payment at which time the term of office of such directors shall terminate.


     The affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of the Series B Preferred is required for any amendment of the Restated Certificate of Incorporation that alters or changes the powers, preferences, privileges or rights of the Series B Preferred so as to materially adversely affect the holders thereof. The affirmative vote or consent of the holders of shares representing 66 2/3% of the outstanding shares of the Series B Preferred is required to authorize the creation or issue of, or reclassify any authorized stock of

UAL into, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking senior to the Series B Preferred.

     Except as required by law, the holders of Series B Preferred are not entitled to vote on any merger or consolidation involving UAL or a sale of all or substantially all of the assets of UAL.

  Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

     The transfer agent, registrar, dividend agent and redemption agent for the shares of Series B Preferred is First Chicago Trust Company of New York (in such capacities, the "Transfer Agent"). First Chicago Trust Company of New York also acts as the Depositary (the "Depositary") for the Depositary Shares.

DEPOSITARY SHARES

     The Depositary Shares are issued under a Deposit Agreement (the "Deposit Agreement") between UAL, First Chicago Trust Company of New York, as the Depositary, and the holders from time to time of the Depositary Receipts. The summary of terms of the Depositary Shares, the Depositary Receipts and the Deposit Agreement contained in this Prospectus Supplement does not purport to be complete.

  General


     Each Depositary Share represents one one-thousandth of a share of the Series B Preferred (the equivalent of $25 liquidation preference of Series B Preferred).


     Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the applicable fraction of a share of the Series B Preferred represented by such Depositary Share, to all the rights and preferences of the shares of the Series B Preferred represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares are listed on the New York Stock Exchange.

  Dividends and Other Distributions

     The Depositary distributes all cash dividends or other cash distributions received in respect of the shares of the Series B Preferred to the record holders of Depositary Shares relating to the Series B Preferred in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary distributes property received by it to the record holders of Depositary Shares in an equitable manner in proportion to the number of such Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares


     If the shares of the Series B Preferred represented by Depositary Shares are redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such shares of the Series B Preferred held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the shares of the Series B Preferred. Whenever UAL redeems shares of the Series B Preferred held by the Depositary, the Depositary redeems as of the same redemption date the number of Depositary Shares representing shares of the Series B Preferred so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

  Voting the Shares of the Series B Preferred

     Upon receipt of notice of any meeting at which the holders of the Series B Preferred are entitled to vote, the Depositary mails the information contained in such notices of meeting to the record holders of the Depositary Shares relating to such shares of the Series B Preferred. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the shares of the Series B Preferred) is entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the fraction of the shares of the Series B Preferred represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the shares of the Series B Preferred represented by such Depositary Shares in accordance with such instructions, and UAL will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the shares of the Series B Preferred to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of the Series B Preferred.

  Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between UAL and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless the holders of at least a majority of the Depositary Shares then outstanding approve such amendment. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the shares of the Series B Preferred in connection with any liquidation, dissolution or winding up of UAL and such distribution has been distributed to the holders of the Depositary Receipts.

  Charges of Depositary

     UAL pays all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. UAL pays charges of the Depositary in connection with the initial deposit of the shares of the Series B Preferred and issuance of Depositary Receipts, all withdrawals of shares of the Series B Preferred by owners of Depositary Shares and any redemption of the shares of the Series B Preferred. Holders of Depositary Receipts pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to UAL notice of its election to do so, and may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

  Miscellaneous

     The Depositary forwards all reports and communications from UAL that are delivered to the Depositary and that UAL is required or otherwise determines to furnish to the holders of the shares of the Series B Preferred.

     Neither the Depositary nor UAL is liable under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence, willful misconduct or bad faith. Neither UAL nor the Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series B Preferred unless satisfactory indemnity is furnished. UAL and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of the Series B Preferred for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

     RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
               DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to UAL; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that UAL shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust.

     Payments of distributions and other payments due on the Preferred Securities are guaranteed by UAL on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." If UAL does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent UAL does make interest or other payments on the Junior Subordinated Debentures, the Institutional Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that UAL has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The Preferred Securities Guarantee, when taken together with UAL's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.


     The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce UAL's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. Under certain circumstances, holders of Preferred Securities may institute a legal proceeding against UAL to enforce the Preferred Securities Guarantee and the Company's payment obligations on the Junior Subordinated Debentures. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee."


     If a Special Event shall occur and be continuing, the Trust shall be dissolved (unless the Junior Subordinated Debentures are redeemed) with the result that Junior Subordinated Debentures held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and Common Securities will be distributed on a Pro Rata Basis in exchange for the outstanding Preferred Securities and Common Securities, subject in the case of a Tax Event to UAL's right in certain circumstances to redeem Junior Subordinated Debentures as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution." The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, a statutory business trust which exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to UAL in consideration for the deposit by UAL of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common Securities to UAL in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto.

     Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, after satisfaction of creditors, the holders of Trust Securities will be entitled to receive the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Preferred Securities Guarantee with respect to any such distribution. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of UAL, the holders of Junior Subordinated Debentures would be subordinated creditors of UAL, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of UAL receive payments or distributions.


     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.

                                    TAXATION


     The following is a general summary of the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Depositary Shares pursuant to the Offer, and of the ownership and disposition of Preferred Securities. To the extent it relates to matters of law or legal conclusions, this summary constitutes the opinion of Mayer, Brown & Platt, special tax counsel to the Trust. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by Securityholders who acquire the Preferred Securities pursuant to the Offer ("Initial Holders") and who hold Depositary Shares as capital assets. This summary does not discuss all the tax consequences that may be relevant to a particular Securityholder in light of the Securityholder's particular circumstances and it is not intended to be applicable in all respects to all categories of Securityholders, some of whom -- such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Depositary Shares or Preferred Securities received in the exchange as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment or persons whose functional currency is other than United States dollars -- may be subject to different rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to a Securityholder's decision to exchange Depositary Shares for Preferred Securities pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).



     ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.



EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES



     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of an Initial Holder who actually or constructively owns solely Depositary Shares, or who actually or constructively owns Depositary Shares and a minimal percentage of any other class of UAL stock, and who does not exercise any control over the affairs of UAL, gain or loss will be recognized on an exchange of a Preferred Security for a Depositary Share in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Security (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging Holder's tax basis in the Depositary Share exchanged therefor and will be long-term capital gain or loss if the Depositary Share has been held for more than one year as of such date. UAL will provide information concerning such fair market value to the Exchange Agent, which will prepare and mail, prior to January 31, 1997, to each holder of record who exchanges Depositary Shares for Preferred Securities, other than stockholders who demonstrate that they are not U.S. persons (as described in clause (c) of paragraph (i) under "-- United States Alien Holders"), a Form 1099-B reporting such information. It is anticipated that persons who hold such Depositary Shares as nominees for beneficial holders will provide such information to such beneficial holders in accordance with the requirements of the New York Stock Exchange and securities regulations. It is anticipated that persons who hold such Depositary Shares as nominees for beneficial holders will provide such information to such beneficial holders. A holder's aggregate tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures will be equal to his or her pro rata share of their "issue price" on the Expiration Date as defined below.


     Holders of Depositary Shares who actually or constructively own more than a minimal percentage of any other class of UAL stock are advised to consult their tax advisors as to the income tax consequences of exchanging Depositary Shares.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Mayer, Brown & Platt, special tax counsel to the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Securityholder will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income his or her pro rata share of the income accrued on the Junior Subordinated Debentures.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a Securityholder who otherwise uses the cash method of accounting, will be required to include his or her pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an Initial Holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such quarterly interest period, unless the issue price of the Junior Subordinated Debentures (as defined below) is less than $25.

     The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because UAL has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of the Junior Subordinated Debentures will be equal to the fair market value of a Preferred Security on the Expiration Date, which may be more or less than $25, with the result that the total amount of original issue discount on the Junior Subordinated Debentures may be more or less than the amount of stated interest payable with respect thereto. The issue price of each $25 principal amount of the Junior Subordinated Debentures may be reduced by the Pre-issuance Accrued Distribution. If a Securityholder computes the issue price of his or her pro rata share of the Junior Subordinated Debentures in this manner, then the payment of such amount will be treated as a return of capital rather than as an interest payment. UAL and the Trust may elect to compute the issue price of the Junior Subordinated Debentures in this manner and, if so, will report the payment of such amount on IRS Form 1099-B.

     A Securityholder's initial tax basis for his or her pro rata share of the Junior Subordinated Debentures will be equal to the fair market value on the Expiration Date of the Preferred Securities held by such Securityholder, and will be increased by original issue discount accrued with respect thereto, and reduced by the amount of cash distributions (including the amount of Pre-issuance Accrued Distribution) paid to such Securityholder. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction for corporate holders.

POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

     Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an Extension Period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto. If (i) UAL elects to defer interest payments on the Junior Subordinated Debentures and
(ii) the issue price of the Junior Subordinated Debentures is greater than or less than $25, in general, such deferral could cause the yield used to accrue OID on the Junior Subordinated Debentures to increase or decrease, respectively, which in turn would cause a certain amount of OID to accrue earlier or later, respectively, than would have been the case if there had been no such deferral of interest payments.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly his or her pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his or her pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his or her pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except, in the case of a Securityholder that is not an Initial Holder, to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In such event, a Securityholder who disposes of Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his or her adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States income tax purposes.

UNITED STATES ALIEN HOLDERS


     For purposes of this discussion, a "United States Alien Holder" is any beneficial owner of Preferred Securities or Depositary Shares that is not a U.S. person. For purposes of this discussion, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the law of the United States or of any State or political subdivision of the foregoing, any estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or a "United States Trust." A United States Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust, and (b) for all other taxable years, any trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source.


     Except as otherwise described below, under present United States federal income tax law:


          (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UAL entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to UAL through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof;


          (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security; and

          (iii) any gain realized by a United States Alien Holder upon the exchange of Depositary Shares for Preferred Securities will not be subject to United States federal withholding tax.


     Gain recognized by a United States Alien Holder on the exchange of Depositary Shares for Preferred Securities and gain on the disposition of Preferred Securities will be subject to United States federal income tax if (i) such gain is effectively connected with a trade or business conducted by such United States Alien Holder within the United States (in which case the branch profits tax may also apply if the United States Alien Holder is a foreign corporation), (ii) in the case of a United States Alien Holder that is an individual, such United States Alien Holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the sale or exchange and certain other conditions are met or (iii) UAL is or has been a "United States real property holding corporation" for federal income tax purposes (which UAL does not believe it has been or is currently) and such United States Alien Holder has held, directly or constructively, more than 5% of the outstanding Depositary Shares within the five-year period ending on the date of the sale or exchange, and no treaty exception is applicable.


     If a United States Alien Holder is engaged in a trade business within the United States and interest (including original issue discount) and premium, if any, on Preferred Securities is effectively connected with the conduct of such trade or business, such United States Alien Holder may be subject to United States federal income tax on such interest (including original issue discount) and premium at ordinary federal income tax rates on a net basis (in which case the branch profits tax may also apply if the United States Alien Holder is a foreign corporation).

     On April 15, 1996, proposed Treasury Regulations (the "Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of United States Alien Holders, including changing the certification requirements. The Proposed Regulations are generally proposed to be effective for payments after 1997, regardless of the issue date of the note with respect to which such payments were made. It cannot be predicted at this time whether the Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them.

INFORMATION REPORTING TO HOLDERS


     The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually on IRS Form 1041 to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on IRS Form 1099. As described below under "-- Backup Withholding," different reporting rules may apply to United States Alien Holders.


BACKUP WITHHOLDING


     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless such Securityholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules. Information reporting on IRS Form 1099 (including IRS Form 1099-B) and backup withholding at a rate of 31% will not apply to payments of principal and interest (including original issue discount) made by the Trust or a paying agent to a United States Alien Holder on Preferred Securities if the certification described in clause
(c) of paragraph (i) under "-- United States Alien Holders" is received, provided that the payor does not have actual knowledge that the Securityholder is a U.S. person. However, interest (including original issue discount) on Junior Subordinated Debentures beneficially owned by a United States Alien Holder may be required to be reported annually on IRS Form 1041 and will be required to be reported annually on IRS Form 1042S. Any withheld amounts will generally be allowed as a credit against the Securityholder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.


PROPOSED TAX LEGISLATION

     On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of UAL to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may, among other things, result in a dissolution of the Trust in which holders of the Preferred Securities may receive cash, which would be a taxable event to such holders. See
"-- Disposition of the Preferred Securities" and "Description of the Preferred Securities -- Special Event Redemption or Distribution."

                                 LEGAL MATTERS


     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust and UAL. The validity of the Preferred Securities Guarantee and the Junior Subordinated Debentures, and certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures, will be passed upon for the Trust and UAL by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters in connection with the Preferred Securities will be passed upon for the Dealer Managers by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, from time to time, provides legal services for UAL.


                                    EXPERTS

     The consolidated financial statements and related schedules of UAL Corporation and subsidiary companies as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     In any case, UAL and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(i) of the
Code) with respect to which UAL or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

     As a result, Plans with respect to which UAL or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities. Any other Plans or other entities whose assets include Plan assets subject to ERISA proposing to acquire Preferred Securities should consult with their own ERISA counsel.

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Shares and any other required documents should be sent by each Holder of Depositary Shares or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:


                              THE BANK OF NEW YORK



        By Hand or Overnight Courier:                            By Mail:
            The Bank of New York                         (registered or certified
          Corporate Debt Operations                          mail recommended)
             101 Barclay Street                            The Bank of New York
                  (7 East)                               Corporate Debt Operations
          New York, New York 10286                          101 Barclay Street
             Attn: Enrique Lopez                                 (7 East)
                                                         New York, New York 10286
                                                            Attn: Enrique Lopez



                                 By Facsimile:

                        (For Eligible Institutions Only)
                                 (212) 571-3080

                         Confirm Receipt by Telephone:
                                 (212) 815-2742

                              Attn: Enrique Lopez



                           THE INFORMATION AGENT IS:



                                     (LOGO)


                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)
                         (212) 440-9800 (Call Collect)

     Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                     THE DEALER MANAGERS FOR THE OFFER ARE:


             MERRILL LYNCH & CO.                             SMITH BARNEY INC.
           World Financial Center                          388 Greenwich Street
        North Tower -- Seventh Floor                     New York, New York 10013
          New York, New York 10281                      (800) 655-4811 (Toll-Free)
         (888) ML4-TNDR (Toll-Free)                        Attn: Paul S. Galant
         (888) 654-8637 (Toll-Free)
           Attn: Susan L. Weinberg

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION OF LIABILITY OF DIRECTORS

     UAL's Restated Certificate of Incorporation provides that no director of UAL will be personally liable to UAL or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to UAL or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

     The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     UAL's Restated Certificate of Incorporation provides that directors and officers of UAL shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     UAL has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

INDEMNIFICATION OF TRUSTEES

     The Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates, any officer, director, shareholder, employee, representative or agent of UAL or its affiliates or to any holders from time to time of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omission. The Declaration also provides that, to the fullest extent permitted by applicable law, UAL shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by UAL prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by UAL of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration. The Declaration does not preclude holders of Preferred Securities from instituting actions under the federal securities laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

          A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index which immediately precedes such exhibits.

     (b) The following financial statement schedules are filed as part of this Registration Statement:

        None.

All other schedules are omitted because they are not applicable, or not required, or because the required information is included in the Financial Statements of the Registrant or Notes thereto.

ITEM 22. UNDERTAKINGS.

     Each of the Registrants hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of UAL's Annual Report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the

     Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (3) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


          (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, UAL Corporation has duly caused this amended Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois on the 20th day of November, 1996.


                                            UAL CORPORATION


                                            By: /s/  DOUGLAS A. HACKER
                                                ------------------------------
                                                     Douglas A. Hacker
                                               Senior Vice President and Chief
                                                     Financial Officer





     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of November, 1996.



                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------
                      *                              Chairman and Chief Executive Officer
---------------------------------------------
              Gerald Greenwald
                      *                           Senior Vice President and Chief Financial Officer
---------------------------------------------       (principal financial and accounting officer)
              Douglas A. Hacker
                      *                                            Director
---------------------------------------------
              John A. Edwardson
                      *                                            Director
---------------------------------------------
             Duane D. Fitzgerald
                      *                                            Director
---------------------------------------------
              Michael H. Glawe
                                                                   Director
---------------------------------------------
            Richard D. McCormick
                      *                                            Director
---------------------------------------------
            John F. McGillicuddy
                      *                                            Director
---------------------------------------------
              James J. O'Connor
                      *                                            Director
---------------------------------------------
              John F. Peterpaul
                      *                                            Director
---------------------------------------------
            Paul E. Tierney, Jr.
                      *                                            Director
---------------------------------------------
             John K. Van de Kamp

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------
                      *                                            Director
---------------------------------------------
             Joseph V. Vittoria
                      *                                            Director
---------------------------------------------
               Paul A. Volcker

     *By: /s/ DOUGLAS A. HACKER
---------------------------------------------
              Douglas A. Hacker
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, UAL Corporation Capital Trust I, has duly caused this amended Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois on this 20th day of November, 1996.


                                            UAL CORPORATION CAPITAL TRUST I

                                            By: UAL Corporation, as Sponsor


                                            By: /s/ DOUGLAS A. HACKER

                                              ----------------------------------
                                            Name: Douglas A. Hacker
                                            Title: Senior Vice President and
                                               Chief Financial Officer

                                 EXHIBIT INDEX


  EXHIBIT                                                                          SEQUENTIAL
    NO.                                    DOCUMENT                                PAGE NUMBER
----------------------------------------------------------------------------------------------
    1      -- Form of Dealer Manager Agreement.....................................      *
    4.1    -- Form of Indenture between UAL and The First National Bank of Chicago,
              as Trustee...........................................................      *
    4.2    -- Declaration of Trust of UAL Corporation Capital Trust I..............      *
    4.3    -- Certificate of Trust of UAL Corporation Capital Trust I..............      *
    4.4    -- Form of Amended and Restated Declaration of Trust of UAL Corporation
              Capital Trust I......................................................
    4.5    -- Form of Preferred Security (included in Exhibit 4.4)
    4.6    -- Form of Junior Subordinated Debenture (included in Exhibit 4.8)
    4.7    -- Form of Guarantee Agreement with respect to Preferred Securities.....      *
    4.8    -- Form of Officer's Certificate relating to the Junior Subordinated
              Debentures...........................................................
    5.1    -- Opinion of Mayer, Brown & Platt......................................      *
    5.2    -- Opinion of Richards, Layton & Finger.................................      *
    8      -- Tax Opinion of Mayer, Brown & Platt (included in Exhibit 5.1)
   23.1    -- Consent of Arthur Andersen LLP.......................................
   23.2    -- Consent of Mayer, Brown & Platt (included in Exhibit 5.1)
   23.3    -- Consent of Richards, Layton & Finger (included in Exhibit 5.2)
   24.1    -- Powers of Attorney for UAL Corporation (included on signature page to the original registration statement)
   24.2    -- Power of Attorney for UAL Corporation, as sponsor, to sign this
              Registration Statement on behalf of UAL Corporation Capital Trust I
              (included in Exhibit 4.2)
   25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the
              Indenture............................................................
   25.2    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Institutional
              Trustee, under the Amended and Restated Declaration of Trust.........
   25.3    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Indenture Trustee,
              under the Preferred Securities Guarantee.............................
   99.1    -- Form of Letter of Transmittal........................................      *
   99.2    -- Form of Notice of Guaranteed Delivery................................      *
   99.3    -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
              and Other Nominees...................................................      *
   99.4    -- Form of Letter to Clients............................................      *
   99.5    -- Form of Exchange Agent Agreement.....................................
   99.6    -- Form of Information Agent Agreement..................................
   99.7    -- Form of UAL Letter to Holders of Depositary Shares representing
              12 1/4% Preferred Stock, Series B....................................      *
   99.8    -- Questions and Answers Regarding Preferred Securities.................      *
   99.9    -- Form of Notice of Offer to Exchange..................................      *


---------------


* Previously filed.